Exhibit 10.9

LOAN AGREEMENT

Dated as of May 8, 2017

between

KAUAI COCONUT BEACH, LLC and KAUAI COCONUT BEACH OPERATOR, LLC,
individually and collectively, and jointly and severally, as Borrower

and

TH COMMERCIAL MORTGAGE LLC,
as Lender

SCHEDULES

i

(Continued)

ii

(Continued)

iii

(Continued)

SCHEDULE I	Rent Roll
SCHEDULE II	Required Repairs
SCHEDULE III	Borrower Organizational Chart
SCHEDULE IV	Deposit Amounts
SCHEDULE V	Federal Tax ID Numbers
SCHEDULE VI	REA
SCHEDULE VII	Amortization Schedule
SCHEDULE VIII	Litigation
SCHEDULE IX	Form of U.S. Tax Compliance Certificate
SCHEDULE X	PIP Work
SCHEDULE XI	Prohibited Transferee

iv

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of May 8, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between TH COMMERCIAL MORTGAGE LLC, a Delaware limited liability company, having an address at c/o Two Harbors Investment Corp., 601 Carlson Parkway, Suite 1400, Minnetonka, Minnesota 55305 (together with its successors and assigns, “Lender”), and KAUAI COCONUT BEACH, LLC (“Owner Borrower”) and KAUAI COCONUT BEACH OPERATOR, LLC (“Operator Borrower” and together with Owner Borrower, individually and collectively, and jointly and severally, Borrower”), each a Delaware limited liability company having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

WITNESSETH:

WHEREAS, Borrower desires to obtain a loan in the original principal amount of up to FORTY-FOUR MILLION and No/100 Dollars ($44,000,000.00) from Lender pursuant to this Agreement (the “Loan”); and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1     Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by the Counterparty, or as applicable, an Approved Counterparty.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 5.2.12(b) hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which Borrower or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“ALTA” shall mean American Land Title Association or any successor thereto.

“Amortization Commencement Date” shall mean June 9, 2020.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.

“Appraisal” shall mean an “as is” appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third-party appraiser selected by Lender holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the Property is located, who meets the requirements of FIRREA and is otherwise in form and substance reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Approved CapEx Expenses” shall mean expenses for effecting and completing (x) the PIP Work as set forth in the PIP Work Budget and (y) the Elective CapEx Work as set forth in the Elective CapEx Work Budget.

“Approved Counterparty” shall mean a bank or other financial institution which has either (a) a long-term unsecured debt rating of “A-” or higher by S&P or (b) a long-term unsecured debt rating of not less than “A3” by Moody’s (or, after a Securitization, if applicable, the equivalent of the foregoing by the applicable Approved Rating Agencies). After a Securitization of the Loan, only the ratings of those Rating Agencies designated by Lender in connection with such Securitization shall apply.

“Approved FF&E Expenditures” shall mean the cost of FF&E Expenditures incurred by Borrower and either (i) included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Kroll, DBRS, Morningstar and Realpoint or any other nationally recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, or, if Manager is replaced with a Qualified Manager after the date hereof, an Assignment of Management Agreement and Subordination of Management Fees among Lender, Borrower and Qualified Manager, delivered to Lender pursuant to the terms and provisions of this Agreement, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Assignment of Rate Cap” shall mean that certain Assignment of Interest Rate Cap Agreement dated on or about the date hereof, between Lender and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumed Debt Service” shall mean the Debt Service which would be due on the most recent Payment Date, annualized, assuming an interest rate equal to the lesser of (i) LIBOR for the next twelve months after the date of measurement as then reported by Chatham Financial, or if LIBOR is not available from Chatham Financial, then from Reuters and (ii) the Strike Price then in effect.

“Assumed Note Rate” shall mean an interest rate equal to the sum of one percent (1%) plus the Interest Rate applicable to the preceding Interest Period.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or part of the Property.

“Backward-Looking Special Purpose Entity Representations and Warranties” shall have the meaning set forth in Section 4.1.30 hereof.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition filed against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.

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“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

“Behringer Guarantor” shall mean Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation.

“Behringer JV Member” shall mean, collectively, Behringer Harvard Kauai Hotel, LLC, a Delaware limited liability company, and Harvard Kauai Hotel TRS, Inc., a Delaware corporation.

“Behringer Buyout Event” shall mean Behringer JV Member ceases to be a member of the Joint Venture as a result of the exercise by either JMI JV Member or Behringer JV Member of the provisions set forth in Article X of the JV Agreement in effect on the Closing Date.

“Behringer Buyout Event Conditions” shall mean, (1) after giving effect to the Behringer Buyout Event, either (x) JMI Guarantor satisfies all of the financial covenants applicable to both Behringer Guarantor and JMI Guarantor set forth in Section 5.2 and/or 13 of the Guarantor Documents, as applicable (and all of the Guarantor Documents shall be deemed to be modified to state that JMI Guarantor shall satisfy all such covenants), or (y) Borrower provides a replacement guarantor acceptable to Lender and such replacement guarantor executes and delivers to Lender a new guaranty, completion guaranty and environmental indemnity agreement or joinders to the Guarantor Documents pursuant to which such guarantor assumes, on a joint and several basis, all of Behringer Guarantor’s obligations under the Guarantor Documents, in each case, in form and substance reasonably acceptable to Lender, (2) no Event of Default shall have occurred and be continuing, (3) after giving effect to the Behringer Buyout Event, (x) JMI JV Member owns at least twenty percent (20)% of the direct or indirect interests in each Borrower and the remaining interests in each Borrower are directly or indirectly owned by JMI JV Member or another Person acceptable to Lender and (y) JMI Guarantor owns at least two and seventy-five hundredths percent (2.75%) of the direct interests in JMI JV Member and continues to Control, directly or indirectly, JMI JV Member and each Borrower, (4) all of the conditions set forth in clauses (II) – (VIII) of Section 5.2.10(d) have been satisfied, and (5) Borrower pays all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the foregoing.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.6 hereof.

“Broker” shall have the meaning set forth in Section 10.21 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (a) banks and savings and loan institutions in New York, New York, (b) the trustee under a Securitization (or, if no Securitization has occurred, Lender), (c) any Servicer, (d) the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds, (e) the New York Stock Exchange or (f) the Federal Reserve Bank of New York.

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“CapEx” shall mean, individually and collectively, the PIP Work set forth on the PIP Work Budget and the Elective CapEx Work set forth on the Elective CapEx Work Budget.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Manager, Deposit Bank and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Trap Cure” shall mean the occurrence of any of the following with respect to the applicable Cash Trap Event: (i) in the case of a Cash Trap Event set forth in clause (i) of the definition of Cash Trap Event, a cure of the Event of Default giving rise to such Cash Trap Event occurs and no other Event of Default has occurred which is continuing; (ii) in the case of a Cash Trap Event set forth in clause (ii) of the definition of Cash Trap Event with respect to Manager only, if Borrower replaces Manager with a Qualified Manager under a Replacement Management Agreement; and (iii) in the case of a Cash Trap Event set forth in clause (iii) of the definition of Cash Trap Event, if for two consecutive calendar quarters since the calendar quarter in which the Cash Trap Event occurred (A) no Event of Default has occurred and is continuing at the end of such period, (B) no event that would trigger another Cash Trap Period has occurred and is continuing at the end of such period, and (C) the Debt Yield has been equal to or greater than eight and fifty hundredths percent (8.50%); provided, however, Borrower may, at its sole election, elect to voluntarily prepay such portion of the Loan pursuant to and in accordance with the terms and provisions of Section 2.4.1 hereof to the extent necessary to satisfy the provisions of this clause (iii).

“Cash Trap Event” shall mean the occurrence of any of the following: (i) an Event of Default; (ii) a Bankruptcy Action with respect to Borrower, Principal, Guarantor or Manager; or (iii) at any time after the earlier of (x) twelve months after the PIP Work has been Completed and (y) June 9, 2019 to maintain a Debt Yield equal to or greater than eight and fifty hundredths percent (8.50%).

“Cash Trap Period” shall be deemed to commence upon the occurrence of a Cash Trap Event and shall continue until all prior Cash Trap Events have been the subject of a Cash Trap Cure.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Threshold” shall have the meaning set forth in Section 6.2 hereof.

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“Certification of Documents” shall mean that certain Certification of Financial Statements and Operating Statement, dated as of the date hereof, made by Borrower for the benefit of Lender.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Clearing Account” shall have the meaning set forth in Section 2.7.1(a) hereof.

“Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated the date hereof among Borrower, Manager, Lender and the Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Clearing Account.

“Clearing Bank” shall mean First Hawaiian Bank, or any successor or permitted assigns thereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning set forth in the Security Instrument.

“Comfort Letter” shall mean the comfort letter, dated as of the date hereof, among Lender, Borrower and Franchisor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Commencement” shall mean the commencement of any physical construction relating to the CapEx. The words “Commence” and “Commenced” shall have correlative meanings.

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“Complete” shall mean, (1) with respect to the PIP Work, (x) that the same is completed substantially in accordance with the PIP Work Budget, the PIP, all plans and specifications approved by Franchisor in connection therewith, all applicable Legal Requirements and, the Franchise Agreement, and paid for in full, free of all mechanics’, labor, materialmen’s and other Lien claims, (y) a certificate of completion for such PIP Work has been signed by Borrower and Borrower’s third party architect and delivered to Lender (which such certificate shall include a statement that the PIP has been completed substantially in accordance with the PIP Work Budget, all plans and specifications approved by Franchisor in connection therewith, and the Franchise Agreement), and (z) at Lender’s option, a satisfactory inspection of the PIP Work made by Lender or its agent, representative, or independent contractor, and (2) with respect to the Elective CapEx Work, (x) that the same is completed substantially in accordance with the Elective CapEx Work Budget, all plans and specifications in connection therewith, all applicable Legal Requirements and, to the extent applicable, the Franchise Agreement, and paid for in full, free of all mechanics’, labor, materialmen’s and other Lien claims and (y) a certificate of completion for such Elective CapEx Work has been signed by Borrower and Borrower’s third party architect (if any) and delivered to Lender (which such certificate shall include a statement that the Elective CapEx Work has been completed substantially in accordance with the Elective CapEx Work Budget, all plans and specifications in connection therewith, and, if applicable, the Franchise Agreement). The words “Completed” and “Complete” shall have correlative meanings.

“Completion Date” shall mean the earlier of (x) with respect to any item specified under the PIP, the date specified by Franchisor in any written notice to Borrower and (y) the Stated Maturity Date.

“Completion Guaranty” shall mean that certain Completion Guaranty, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement, the party identified as the “Counterparty” in the Assignment of Rate Cap and with respect to any Replacement Interest Rate Cap Agreement, any Approved Counterparty thereunder.

“Counterparty Opinion” shall have the meaning set forth in Section 2.8.3(f) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 10.13(d) hereof.

“DBRS” shall mean Dominion Bond Rating Service.

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“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Premium, the Exit Fee and Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean, as of any date, the ratio calculated by Lender of (a) the Net Operating Income to (b) the Assumed Debt Service as of such date of determination.

“Debt Yield” shall mean, as of any date, the percentage calculated by Lender equal to the quotient, stated as a percentage, obtained by dividing (i) the Net Operating Income by (ii) the Outstanding Principal Balance as of such date.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Interest Rate.

“Deficiency” shall have the meaning set forth in Section 2.5.6(b) hereof.

“Deposit Bank” shall mean Wells Fargo Bank, National Association, or any successor Eligible Institution acting as the “Deposit Bank” under the Cash Management Agreement.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Disregarded Entity” shall mean an entity disregarded from its owner for federal income tax purposes under United States Treasury regulations Section 301.7701-3.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Elective CapEx Work” shall mean all of the work and items including all hard and soft costs and capital improvements to the Property contemplated by the Elective CapEx Work Budget that is not PIP Work.

“Elective CapEx Work Budget” shall have the meaning set forth in Section 5.6.1(b) hereof.

“Elective CapEx Work Conditions” shall have the meaning set forth in Section 5.6.1(b) hereof.

“Elective CapEx Work Deficiency” shall have the meaning set forth in Section 2.5.6(b) hereof.

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“Elective CapEx Work Future Advance Amount” shall have the meaning set forth in Section 2.1.2 hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of “Eligible Institution” or (b) a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state-chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P and “P-2” by Moody’s, in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A” by S&P and “Aa2” by Moody’s.

“Embargoed Person” shall mean any Person subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Environmental Statutes” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Statutes” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the Rivers and Harbors Appropriation Act. The term “Environmental Statutes” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property or any portion thereof; (b) require notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; (d) relate to environmental causes of action related to the Property or any portion thereof; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any environmental condition of or at the Property or any portion thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with Borrower or Guarantor would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m), (n) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash” shall have the meaning set forth in Section 2.7.2(b)(viii) hereof.

“Excess Cash Reserve Account” shall have the meaning set forth in Section 7.7 hereof.

“Excess Cash Reserve Funds” shall have the meaning set forth in Section 7.7 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as the same may be amended, modified or replaced, from time to time.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“Excluded Tax” shall mean any of the following Taxes required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof), and (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office.

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“Exit Fee” shall mean an amount equal to fifty hundredths of one percent (.50%) of the principal balance of the Loan being repaid or prepaid, plus, with respect to amounts due and owing on the Maturity Date (or earlier acceleration) or final repayment of the Loan, fifty hundredths of one percent (.50%) of the maximum principal amount of the Loan less (x) the aggregate amount of Exit Fees already paid and (y) any unadvanced Future Advance Amount that has been cancelled pursuant to Section 2.5.8. The Exit Fee payable hereunder by the Borrower to the Lender is payment for the use or forbearance of money or consideration for entering into this Agreement to make a loan, and are not payments for services, and shall be taken into account by the Borrower and Lender as required by the original issue discount rules of the Code and the Treasury regulations thereunder.

“Extension Fee” shall mean, (x) with respect to the First Extension Option, a non-refundable fee equal to twenty-five hundredths of one percent (.25%) of the Outstanding Principal Balance as of the Stated Maturity Date, payable on the Stated Maturity Date and (y) with respect to the Second Extension Option, a non-refundable fee equal to twenty-five hundredths of one percent (.25%) of the Outstanding Principal Balance as of the First Extended Maturity Date, payable on the First Extended Maturity Date. The Extension Fee payable hereunder by the Borrower to the Lender are payments for the use or forbearance of money or consideration for entering into this Agreement to make a loan, and are not payments for services, and shall be taken into account by the Borrower and Lender as required by the original issue discount rules of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

“Extension Option” shall mean the First Extension Option or the Second Extension Option, as applicable.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(f) hereof.

“FF&E” shall mean fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the Uniform System of Accounts for Hotels).

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“FF&E Expenditures” for any period shall mean the amount expended for FF&E Work in, at or to the Property.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.6.1 hereof.

“FF&E Reserve Monthly Deposit” shall have the meaning set forth in Section 7.6.1.

“FF&E Work” shall have the meaning set forth in Section 7.6.1 hereof.

“First Extended Maturity Date” shall have the meaning set forth in Section 2.9.1 hereof.

“First Extension Notice” shall have the meaning set forth in Section 2.9.1 hereof.

“First Extension Option” shall have the meaning set forth in Section 2.9.1 hereof.

“First Payment Date” shall have the meaning set forth in Section 2.3.2(a) hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Food and Beverage Management Agreement” shall mean that certain Amended and Restated Food and Beverage Management Agreement, dated as of October 20, 2010, between Operator Borrower and License Holder.

“Foreign Lender” shall mean a Lender at any time that it is not a U.S. Person.

“Franchise Agreement” shall mean, individually and collectively, as the context requires, (x) that certain Franchise Agreement, as amended by Amendment to Franchise Agreement required by the State of Hawaii, dated as of October 21, 2010, between Operator Borrower and Franchisor, pursuant to which Operator Borrower has the right to operate the hotel located on the Property under a name and/or hotel system controlled by such Franchisor, and (y) that certain Owner Agreement, dated as of October 21, 2010, between Owner Borrower, Operator Borrower and Franchisor, as each of the same may have been amended or modified by the Comfort Letter.

“Franchisor” shall mean Marriott International, Inc., a Delaware corporation.

“Full Replacement Cost” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Future Advance” shall have the meaning set forth in Section 2.1.2 hereof.

“Future Advance Amount” shall have the meaning set forth in Section 2.1.2 hereof.

“Future Advance Force Funding Date” shall mean November 9, 2018.

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“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, as of any date of determination, all income, computed in accordance with GAAP, and the Uniform System of Accounts for Hotels, derived from the ownership and operation of the Property or any portion thereof from whatever source during the twelve (12) month period ending with the most recent calendar month reporting, including, but not limited to, Rents, utility charges, escalations, room revenues, credit card receipts, food and beverage revenues, forfeited security deposits, interest (if any) on credit accounts and on Reserve Funds, concession fees and charges, business interruption or other loss of income or rental insurance proceeds, service fees or charges, license fees, sums paid from users of parking spaces and other facilities or amenities located on the Property, rent concessions or credits, and other pass-through or reimbursements paid by Tenants under the Leases of any nature but excluding (a) other than with respect to Hotel Transactions, Rents from Tenants that (i) are in monetary default under the applicable Lease for a period of sixty (60) days or more, (ii) are not in physical occupancy of the applicable leased premises, (iii) intentionally omitted, (iv) are then in a free rent period (other than the non-abated portion of rents under such Leases which are still payable during the applicable free rent period any and other rent payable following such period), (v) are the subject of, or otherwise subject to, or whose lease guarantor(s) are subject to, a Bankruptcy Action, (vi) are Affiliates of Borrower or Guarantor (except that proceeds from the Operating Lease shall be included, as set forth above), or (vii) have notified Borrower or their intent to terminate the applicable lease or vacate the applicable leased premises, (b) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (c) refunds and uncollectible accounts, (d) proceeds from the sale of FF&E, (e) insurance proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance) payable following a Casualty or Condemnation of all or any portion of the Property, and (f) any disbursements to Borrower from any of the Reserve Funds. Notwithstanding anything to the contrary contained in this definition, (i) Gross Income from Operations shall exclude any non-recurring Gross Income from Operations and (ii) Rents from Tenants who have less than two (2) months remaining on the term of their applicable Lease(s) as of the date of determination shall be capped at $250,000 per year.

“Guarantor” shall mean, individually and collectively, and jointly and severally, Behringer Guarantor and JMI Guarantor.

“Guarantor Documents” shall mean, individually and collectively, the Guaranty, the Completion Guaranty, and the Environmental Indemnity.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Hotel Transactions” shall mean, collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s business conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on one month’s notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

“Hazardous Substances” shall include, but are not limited to, (a) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Statutes or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in such properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Statutes, and (b) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose a threat (imminent or otherwise) to human health or the environment or adversely affect the Property or any portion thereof.

“Hawaiian Rainforest Lease” shall mean that certain Lease, dated as of April 27, 2005, between Operator Borrower (successor-in-interest to PK Holdings, LLC, a Hawaii limited liability company, as landlord, and Hawaiian Rainforest LLC, a Hawaii limited liability company, as tenant, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms and provisions of this Agreement.

“Highgate” shall mean Highgate Hotels L.P., a Delaware limited partnership.

“Improvements” shall have the meaning set forth in the granting clause(s) of the Security Instrument.

“Increased Costs” shall have the meaning set forth in Section 2.10.1 hereof.

“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

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“Indemnified Parties” shall mean Lender and any Affiliate or designee of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Person that is or will have been involved in the origination of the Loan, any Person that is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, any Person that may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries that hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person that holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(a)     a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its equityholders or Affiliates (other than as an Independent Director of Borrower or an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

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(b)     a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);

(c)     a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)     a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as an Independent Director of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.

“Initial Advance” shall have the meaning set forth in Section 2.1,2 hereof.

“Initial Insurance Premiums Deposit” shall mean the amount set forth on Schedule IV.

“Initial Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8.1 hereof.

“Initial Tax Deposit” shall mean the amount set forth on Schedule IV.

“Insolvency Opinion” shall mean that certain substantive non-consolidation opinion letter, dated the date hereof, in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Determination Date” shall mean, (a) with respect to the initial Interest Period, the date that is two (2) Business Days before the Closing Date and (b) with respect to any other Interest Period, the date that is two (2) Business Days prior to the ninth (9th) day of the calendar month in which such Interest Period commences. When used with respect to an Interest Determination Date, “Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London. The Interest Determination Date shall be subject to adjustment as described in Section 2.3.2 below.

“Interest Period” shall mean (a) initially, the period commencing on and including the Closing Date and ending on and including the eighth (8th) day of the calendar month following the Closing Date, and (b) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the ninth (9th) day of the calendar month prior to the calendar month in which such Payment Date occurs and ending on and including the eighth (8th) day of the calendar month in which such Payment Date occurs. The Interest Period shall be subject to adjustment as described in Section 2.3.2 below.

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“Interest Rate” shall mean, with respect to each Interest Period, an interest rate per annum at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2 hereof.

“Interest Rate Cap Agreement” shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto) that complies with all of the requirements of Section 2.8 hereof between the Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to the Assignment of Rate Cap dated on or about the date hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement.

“Inventory” shall mean, as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts for Hotels.

“Investor” shall have the meaning set forth in Section 9.1(a) hereof.

“IRS” shall mean the United States Internal Revenue Service.

“JMI Guarantor” shall mean JMI Realty, LLC, a Delaware limited liability company.

“JMI JV Member” shall mean JMIR Investments III, LP, a Delaware series limited partnership.

“Joint Venture” shall mean, individually and collectively, BH-JMIR Kauai Hotel, LLC, a Delaware limited liability company, and BH-JMIR Kauai Hotel Operator, LLC, a Delaware limited liability company.

“JV Agreement” shall mean, individually and collectively, (x) that certain Limited Liability Company Agreement of BH-JMIR Kauai Hotel, LLC, dated as of October 20, 2010, between JMI JV Member, Behringer JV Member and JMIR-Project Manager LLC, as amended by that certain First Amendment to Limited Liability Company Agreement of BH-JMIR Kauai Hotel, LLC, dated as of May 8, 2017, and (y) that certain Limited Liability Company Agreement of BH-JMIR Kauai Hotel Operator, LLC, dated as of October 20, 2010, between JMI JV Member, Behringer Harvard Kauai Hotel TRS, Inc., and JMIR-Project Manager LLC, as amended by that certain First Amendment to Limited Liability Company Agreement of BH-JMIR Kauai Hotel Operator, LLC, dated as of May 8, 2017.

“Kroll” shall mean Kroll Bond Rating Agency, Inc.

“KSL Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

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“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. As used herein, the term “Leases” shall not include Hotel Transactions or the Operating Lease.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions, permits or requirements of Governmental Authorities applicable to Borrower or the Property (or any portion thereof or any part thereof), or the administration thereof, or the construction, use, alteration or operation of the Property, or any part thereof, whether now or hereafter enacted and in force, any Environmental Statutes, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2 hereof.

“LIBOR” shall mean, with respect to each Interest Period and each Interest Determination Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by Lender as set forth below:

(a)     The rate for deposits in U.S. Dollars for a one-month period that appears on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on such Interest Determination Date.

(b)     If such rate does not appear on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on the applicable Interest Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. Dollars for a one-month period as of 11:00 a.m., London time, on such Interest Determination Date in a principal amount of not less than One Million and No/100 Dollars ($1,000,000.00) that is representative for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such Interest Determination Date in a principal amount not less than One Million and No/100 Dollars ($1,000,000.00) that is representative for a single transaction in the relevant market at the relevant time. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR shall be the LIBOR rate used for the immediately preceding Interest Period and Interest Determination Date.

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“LIBOR Floor” shall mean fifty hundredths of one percent (0.50%).

“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR in accordance with the terms of this Agreement.

“LIBOR Rate” shall mean, with respect to each Interest Period for which interest is calculated using the LIBOR Rate pursuant to Section 2.2 hereof, an interest rate per annum equal to the sum of (a) the greater of (i) LIBOR, determined as of the Interest Determination Date applicable to such Interest Period, and (ii) the LIBOR Floor, plus (b) the Spread.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“License Holder” shall mean DHC Food & Beverage Corporation, an Affiliate of Manager, or such other holder of the Liquor License as permitted pursuant to the terms and provisions of this Agreement.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquor Authority” shall mean the Liquor Control Commission of the County of Kauai.

“Liquor License” means the alcoholic beverage license(s) issued to License Holder by the Liquor Authority for the Property.

“Liquor License Cooperation Agreement” shall mean that certain Agreement Regarding Liquor License, dated as of the date hereof, by and among License Holder, Borrower and Lender or, if the context requires, the Replacement Liquor License Cooperation Agreement, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan” shall have the meaning set forth in the recitals hereof.

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“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Completion Guaranty, the Clearing Account Agreement, the Cash Management Agreement, the Liquor License Cooperation Agreement, the Comfort Letter, the Subordination of Operating Lease, the Certification of Documents, the Assignment of Rate Cap, and all other documents executed and/or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the Outstanding Principal Balance as of the date of such calculation to (b) the “as-is” fair market value of the Property, as determined by an Appraisal (if a Securitization has occurred, for purposes of any REMIC provision, counting only real property and excluding any personal property or going concern value).

“Losses” shall have the meaning set forth in Section 3.1(b) hereto.

“Major Lease” shall mean any Lease of all or any part of the Property and Improvements which: (i) has a term of one (1) year or more, (ii) accounts for $100,000 or more of income per fiscal year, or (iii) could reasonably be expected to have a material adverse effect on the Property or the operation thereof.

“Management Agreement” shall mean that certain Management Agreement entered into by and between Borrower (as assignee of JMI Realty, LLC) and Manager, dated as of September 15, 2010, as amended by that certain First Amendment to Management Agreement, dated August 8, 2011, and that certain Second Amendment to Management Agreement, dated as of April 19, 2017, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Davidson Hotel Company, LLC, or, if the context requires, a Qualified Manager that is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Action” shall mean, with respect to Borrower, to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower (unless such sale results in the repayment, in full, of the Loan), or to institute a Bankruptcy Action or take action in furtherance of any such action, or, to the fullest extent permitted by law, to dissolve or liquidate Borrower.

“Material Adverse Change” shall mean the business, operations, property, assets, liabilities or financial condition of any applicable Person and each of their subsidiaries, taken as a whole, or in the ability of any such Person to perform its obligations under the Loan Documents has changed in a manner which could impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents, as the case may be, as determined by Lender in its reasonable discretion.

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“Material Agreements” shall mean (i) each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property or any portion thereof, other than the Management Agreement, the Franchise Agreement, the Operating Lease and the Leases, as to which either (x) there is an obligation of Borrower to pay more than Three Hundred Thousand and No/100 Dollars ($300,000.00) in the aggregate or (y) the term thereof extends beyond one year, in each case, unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind and (ii) any agreement with (x) a general contractor or construction manager requiring payments over $150,000 or (y) an engineer or architect, in each case, relating to the CapEx and requiring payments over $300,000. Material Agreements shall also include any Hotel Transaction relating to any reservation covering more than 200 rooms for a period of more than thirty (30) days.

“Maturity Date” shall mean the Stated Maturity Date, provided that (a) if Borrower timely and properly exercises the First Extension Option pursuant to Section 2.9, the Maturity Date shall be the First Extended Maturity Date, and (b) if Borrower timely and properly exercises the Second Extension Option pursuant to Section 2.9, the Maturity Date shall be the Second Extended Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mold” shall mean fungi that reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial organic compounds.

“Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.2(a) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower, Guarantor or any ERISA Affiliate of any of them is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Operating Income” shall mean, as of any date of determination, the amount calculated by Lender by subtracting (a) the Operating Expenses for the twelve (12) month period ending with the most recent calendar month reporting, from (b) the Gross Income from Operations as of such date. If Borrower fails to provide the reporting as required pursuant to this Agreement and such failure continues through the date on which Lender makes the applicable Debt Yield and/or Debt Service Coverage Ratio calculation, then in such case, and without limiting any other rights that Lender has due to such failure, (x) Borrower shall not be entitled to any benefits under this Agreement which is conditioned on a calculation that requires delivery of such monthly or quarterly reporting, including, without limitation, granting any extension term and effecting the termination of a Cash Trap Period, and (y) in making any calculation with respect to Debt Yield or Debt Service Coverage Ratio, Lender shall be entitled, in Lender’s sole discretion, to calculate the Debt Yield and the Debt Service Coverage Ratio. Lender’s calculation of the Debt Yield and the Debt Service Coverage Ratio shall be final absent manifest error.

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“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Account” shall have the meaning set forth in Section 6.4(b)(ii) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.4(a) hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of Forty-Four Million and No/100 Dollars ($44,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of (a) the general partner, manager, or managing member of Borrower or (b) Manager, in each case, provided Borrower agrees that such shall be deemed to be signed and bind Borrower.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, and the Uniform System of Accounts for Hotels, current edition, of whatever kind relating to the operation, maintenance and management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, expenditures for operating inventory and consumables, sales and marketing expenses, and other similar costs. Notwithstanding anything to the contrary in the foregoing, Operating Expenses shall (w) not include depreciation, amortization and other non-cash items, debt service, Capital Expenditures, any contributions to any of the Reserve Funds, income taxes or other taxes in the nature of income taxes on sales, or use taxes required to be paid to any Governmental Authority, equity distributions, and other extraordinary and non-recurring items, and legal or other professional services fees and expenses unrelated to the operation of the Property, (x) be increased to reflect known increases in Operating Expenses that are anticipated, in Lender’s reasonable determination, to occur within the succeeding twelve (12) month period including without limitation those related to Property Taxes and Insurance Premiums, (y) include a management fee equal to the lesser of (i) actual management fees paid and (ii) three percent (3%) of Gross Income from Operations for such period, and (z) include an amount equal to an imputed capital improvement/FF&E requirement amount equal to the greater of (i) four percent (4.0%) of Gross Income from Operations for such period and (ii) the monthly FF&E reserve required under Section 11.2B of the Franchise Agreement for such period (regardless of whether a reserve therefor is required hereunder or the amount of such reserve). Operating Expenses shall also include all franchise fees and expenses incurred in connection with any Franchise Agreement.

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“Operating Lease” shall mean that certain Lease Agreement, dated as of the Closing Date, between Owner Borrower, as lessor, and Operator Borrower, as lessee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and provisions hereof.

“Operating Rent” shall mean all rent and other amounts due to Owner Borrower under the Operating Lease.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, any “common expenses” or expenses allocated to and required to be paid by Borrower under the REA and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property or any portion thereof, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; (c) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Other Taxes” shall have the meaning set forth in Section 2.10.2 hereof.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Participant Register” shall have the meaning set forth in Section 9.1(c) hereof.

“Payment Date” shall mean, commencing with the First Payment Date, the ninth (9th) day of each calendar month during the term of the Loan until and including the Maturity Date or, for purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if such day is not a Business Day, the immediately preceding Business Day. The Payment Date shall be subject to adjustment as described in Section 2.3.2 below.

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“Pension Plan” shall mean any “pension plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, subject to Title IV of ERISA and/or Section 412 of the Code to which Borrower, Guarantor or any ERISA Affiliate of any of them is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions or otherwise has any liability with respect thereto.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in “Schedule B-I” of the Title Insurance Policy, (c) the Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or which are being contested in accordance with the terms and provisions of Section 5.1.2 hereof, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is being contested in accordance with the terms of this Agreement and the other Loan Documents, and (f) trade and operational debt and equipment leases to the extent the same are incurred in accordance with this Agreement, solely to the extent that the items set forth in clauses (a)-(f) of this definition, do not, in the aggregate, materially adversely affect the value or use of the Property or any portion thereof or Borrower’s ability to repay the Loan.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Servicer or the trustee under any Securitization, if any has occurred, or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(a)     obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

(b)     federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (i) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than One Billion and No/100 Dollars ($1,000,000,000.00), and (ii) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed by Lender in its sole discretion (and in a Rating Agency Confirmation if a Securitization has occurred);

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(c)     deposits that are fully insured by the Federal Deposit Insurance Corporation;

(d)     commercial paper rated (i) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days and (ii) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”;

(e)     any money market funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in subparagraph (a) above, (ii) has net assets of not less than Five Billion and No/100 Dollars ($5,000,000,000.00), and (iii) has the highest rating obtainable from S&P and Moody’s; and

(f)     such other investments as to which each Approved Rating Agency shall have delivered a Rating Agency Confirmation (if a Securitization has occurred) and to which Lender shall have approved in its sole discretion.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Approved Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of one hundred and twenty percent (120%) of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Transfer” shall mean any transfer expressly permitted pursuant to Section 5.2.10(d).

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

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“Personal Property” shall have the meaning set forth in the granting clause(s) of the Security Instrument.

“PIP” shall mean the Property Improvement Plan attached to the Franchise Agreement, as amended or modified pursuant to the terms and provisions of this Agreement.

“PIP Work” shall mean all of the work and items required, but not Completed as of the Closing Date, under and otherwise contemplated by the PIP, including all hard and soft costs and required capital improvements to the Property included in the PIP, as set forth on Schedule X attached hereto.

“PIP Work Budget” shall have the meaning set forth in Section 5.6.1(a) hereof.

“PIP Work Conditions” shall have the meaning set forth in Section 5.6.1(a) hereof.

“PIP Work Deficiency” shall have the meaning set forth in Section 2.5.6(a) hereof.

“PIP Work Future Advance Amount” shall have the meaning set forth in Section 2.1.2 hereof.

“PIP Work Reserve Account” shall have the meaning set forth in Section 7.2 hereof.

“PIP Work Reserve Funds” shall have the meaning set forth in Section 7.2 hereof.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Preferred Equity Investment” shall have the meaning set forth in Section 9.4(a) hereof.

“Prime Rate” shall mean the annual rate of interest publicly announced by Wells Fargo Bank, N.A. in San Francisco, California, as its prime rate, as such rate shall change from time to time. If Wells Fargo Bank, N.A. ceases to announce a prime rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one hundredth of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate in accordance with the terms of this Agreement.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) the Interest Rate on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

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“Principal” shall mean the Special Purpose Entity that is the general partner of Borrower if Borrower is a limited partnership, or member of Borrower, if Borrower is a limited liability company other than a Delaware single-member limited liability company that satisfies the requirements of a Special Purpose Entity.

“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

“Prohibited Transferee” shall mean the Persons set forth on Schedule XI attached hereto.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause(s) of the Security Instrument and referred to therein as the “Property”.

“Property Condition Report” shall mean that certain Property Condition Assessment, dated April 27, 2017, prepared by EMG, as project number 125799.17R000-001.042 and delivered to Lender in connection with the closing of the Loan.

“Property Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorem real estate or personal property taxes or as income taxes.

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, Borrower, Manager or Guarantor with respect to the Property, Borrower, Guarantor and/or Manager.

“Qualified Manager” shall mean either (a) Manager, (b) Highgate, or (c) in the reasonable judgment of Lender, a Person that is a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that (i) if the Loan has been Securitized, Borrower shall have obtained a Rating Agency Confirmation from each Approved Rating Agency with respect to the change of management of the Property, (ii) if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion in form reasonably acceptable to Lender and each Approved Rating Agency (if a Securitization has occurred), and (iii) such Person shall have entered into a Replacement Management Agreement and an assignment of management agreement in the same form and substance as the Assignment of Management Agreement.

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“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Kroll, DBRS, Morningstar and Realpoint or any other nationally recognized statistical rating agency which has assigned a rating to the Securities, if any.

“Rating Agency Confirmation” shall mean a written affirmation from a Rating Agency that the credit rating of the Securities issued by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“REA” shall mean, individually and collectively, that certain Amendment and Restatement of Declaration of Easements and Covenants and that certain Declaration of Covenants and Restrictions, as more specifically described on Schedule VI.

“Realpoint” shall mean Realpoint, LLC, a Pennsylvania limited liability company.

“Register” shall have the meaning set forth in Section 9.1(b) hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Release” shall mean, with respect to any Hazardous Substance, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment or other movement of Hazardous Substances.

“Remediation” shall mean any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Statutes or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

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“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents or employees from any and all sources arising from or attributable to the Property or any portion thereof, and the Improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Property Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues from telephone services, vending, and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property (or any portion thereof) or rendering of services by Borrower, Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance. Rents shall include revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, health clubs, spas or other amenities, telephone services, laundry, vending, television and parking, Operating Rent (without duplication), and all other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels.

“Repayment Date” shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof.

“Replacement Assignment of Rate Cap” shall have the meaning set forth in Section 2.8.3(b) hereof.

“Replacement Interest Rate Cap Agreement” shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (a) in connection with a replacement pursuant to Section 2.8.1, the date of the expiration of the Initial Interest Rate Cap Agreement, (b) in connection with a replacement pursuant to Section 2.8.3(c) following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty, the date required in Section 2.8 or (c) in connection with a replacement (or extension of the then-existing Interest Rate Cap Agreement) in connection to an extension of the Maturity Date pursuant to Section 2.9, the date required in Section 2.9; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

“Replacement Liquor License Cooperation Agreement” shall mean an Agreement Regarding Liquor License, by and among License Holder, Borrower and Lender, entered into after the date hereof in accordance with the terms and provision of Section 5.1.28 hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager which is reasonably acceptable to Lender in form and substance (it being agreed that the form of that certain Management Agreement between Operator Borrower and Highgate approved by Lender (dated April 6, 2017, version 7) (or an agreement substantially similar thereto; provided, however, any changes with respect to the payment of any fees or the amounts thereof and other material changes shall be subject to Lender’s reasonable consent) is acceptable to Lender), provided that, with respect to this clause (ii), if a Securitization has occurred, Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from each Approved Rating Agency with respect to each such management agreement; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

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“Required Records” shall have the meaning set forth in Section 5.1.11(o) hereof.

“Required Repairs” shall have the meaning set forth in Section 5.1.31 hereof.

“Reserve Accounts” shall mean, collectively, the Tax and Insurance Escrow Account, the FF&E Reserve Account, the Excess Cash Reserve Account, the Net Proceeds Account, the PIP Work Reserve Account, the Special Incentive Fee Reserve Account, and any other escrow or reserve account established pursuant to the Loan Documents.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the FF&E Reserve Funds, the Excess Cash Reserve Funds, the PIP Work Reserve Funds, the Special Incentive Fee Reserve Funds, and any other escrow or reserve fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property or any portion thereof after a Casualty or Condemnation as nearly as possible to the condition the Property (or such portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender in accordance with the standards set forth in Section 5.1.22 hereof.

“Restricted Party” shall mean, collectively, (a) Borrower, Principal, Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of Borrower, Guarantor, any Affiliated Manager or any non-member manager.

“Retention Amount” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“RICO” shall mean the Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Second Extended Maturity Date” shall have the meaning set forth in Section 2.9.1 hereof.

“Second Extension Notice” shall have the meaning set forth in Section 2.9.1 hereof.

“Second Extension Option” shall have the meaning set forth in Section 2.9.1 hereof.

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“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Security Instrument” shall mean that certain Fee and Leasehold Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, dated the date hereof, executed and delivered by Borrower for the benefit of Lender as security for the Obligations which encumbers the Property or any portion thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.1.2(c) hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Sole Operator Borrower Member” shall mean BH-JMIR Kauai Operator Member, LLC, a Delaware limited liability company.

“Sole Owner Borrower Member” shall mean BH-JMIR Kauai Fee Member, LLC, a Delaware limited liability company.

“Special Incentive Fee Reserve Account” shall have the meaning set forth in Section 7.3 hereof.

“Special Incentive Fee Reserve Funds” shall have the meaning set forth in Section 7.3 hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a)     was, is and will be organized solely for the purpose of (i) in the case of Owner Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property), entering into this Agreement with Lender and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (ii) in the case of Operator Borrower, leasing, managing and operating the Property (and no other Property), entering into this Agreement with Lender and performing its obligations under the Loan Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (iii) in the case of Principal, acting as a member of Borrower;

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(b)     has not been, is not, and will not be engaged, in any business unrelated to (i) in the case of Borrower, the acquisition, development, ownership (or, with respect to Operator Borrower, leasing), management or operation of the Property, and (ii) in the case of Principal, acting as a member of the Borrower, as applicable;

(c)     has not had, does not have, and will not have, any assets other than (i) in the case of Borrower, those related to the Property or (ii) in the case of Principal, the membership interest in the Borrower;

(d)     has not engaged in, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets (unless such sale will result in the repayment in full of the Loan), transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e)     if such entity is a limited partnership, has had, now has, and will have as its only general partners, Special Purpose Entities each of which (i) is a corporation or single-member Delaware limited liability company or multimember Delaware limited liability company treated as a single member limited liability company that complies with the requirements set forth in subparagraph (h) hereof, (ii) has two (2) Independent Directors, and (iii) holds a direct interest as general partner in the limited partnership of not less than one-half-of-one percent (0.5%) (or one-tenth-of-one percent (0.1%) if the limited partnership is a Delaware entity);

(f)     if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action or any other Material Action either with respect to itself or, if the corporation is a Principal, with respect to the Borrower, or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless the two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(g)     if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity (i) that is a corporation (ii) that has at least two (2) Independent Directors, and (iii) that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company (or one-tenth-of-one percent (0.1%) if the limited liability company is a Delaware entity);

(h)     if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that (i) has at least two (2) Independent Directors, (ii) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any Bankruptcy Action or any other Material Action, either with respect to itself or, if the company is a Principal with respect to the Borrower, in each case unless the two (2) Independent Directors then serving as managers of the company shall have consented in writing to such action, and (iii) has and shall have either (x) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (y) two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

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(i)     has been, is and intends to remain solvent and has paid and shall pay its debts and liabilities from its then available assets (including a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, the forgoing shall not require any shareholder, partner, or member of such entity, as applicable, to make additional capital contributions to such entity);

(j)     has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and shall not identify itself as a division of any other Person;

(k)     has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own Tax returns, except to the extent that it has been or is required to file consolidated Tax returns by law or is treated as a Disregarded Entity and is not required to file a particular Tax return;

(l)     has maintained and will maintain its own records, books, resolutions and agreements;

(m)     other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(n)     has held and will hold its assets in its own name;

(o)     has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(p)     has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;

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(q)     has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations (provided, however, the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to such entity);

(r)     has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(s)     has had no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (I) with respect to Borrower, (i) the Loan, (ii) unsecured trade and operational debt incurred, or equipment leases entered into, in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower (excluding payments made to Owner Borrower under the Operating Lease), in amounts not to exceed $1,000,000, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are expressly permitted pursuant to this Agreement and (II) with respect to Principal, unsecured operational debt incurred in the ordinary course of business relating to the ownership and operation of the Borrower, and the routine administration of Principal, in amounts not to exceed $25,000, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances;

(t)     has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted or required pursuant to this Agreement;

(u)     has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(v)     has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(w)     has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

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(x)     except pursuant to the Loan Documents (and any prior loans secured by the Property each of which has been repaid in full), has not pledged and will not pledge its assets for the benefit of any other Person;

(y)     has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subparagraph (cc) of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(z)     has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa)     has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb)     has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(cc)     has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(dd)     other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(ee)     has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(ff)     if such entity is a corporation, shall consider the interests of its creditors in connection with all corporate actions;

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(gg)     does not and will not have any of its obligations guaranteed by any Affiliate except for the Franchise Agreement and as provided in the Loan Documents (or documents evidencing prior loans secured by the Property, each of which has been repaid in full) including without limitation the Guarantor Documents;

(hh)     has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

(ii)     has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct; and

(jj)     has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Loan Documents.

“Spread” shall mean four and seventy hundredths percent (4.70%) per annum.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stated Maturity Date” shall mean May 9, 2020.

“Stored Materials” shall have the meaning set forth in Section 2.5.1 hereof.

“Strike Price” shall mean (x) with respect to the Initial Interest Rate Cap Agreement, three percent (3.00%) per annum and (y) with respect to any Interest Rate Cap other than the Initial Interest Rate Cap Agreement, a rate such that the Debt Service Coverage Ratio on the Outstanding Principal Balance at the new LIBOR cap rate results in a Debt Service Coverage Ratio not less than 1.20x.

“Subaccounts” shall have the meaning set forth in Section 2.7.2(a) hereof.

“Subordination of Operating Lease” shall mean that certain Assignment and Subordination of Operating Lease, dated as of the date hereof, made by Operator Borrower for the benefit of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Survey” shall mean one or more survey(s) of the Property prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the Title Company, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.1.1 hereof.

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“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean the lessee of all or any portion of the Property under a Lease.

“Threshold Amount” shall have the meaning set forth in Section 5.1.22 hereof.

“Title Company” shall mean the title insurance company which issued the Title Insurance Policy.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form reasonably acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State in which the Property or any portion thereof is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Property is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“Uniform System of Accounts for Hotels” shall mean the accounting standards printed in the then most recently revised edition of A Uniform System of Accounts for Hotels, as adopted by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association, as amended or changed from time to time by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association (or other appropriate board or committee of both Associations); except that any accounting principle or practice required or permitted to be changed by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association (or other appropriate board or committee of both Associations) in order to continue as an accounting standard or practice may be so changed only so long as such required or permitted change shall not have the effect of permitting Borrower’s and Guarantor’s compliance with any financial covenants or performance tests contained in this Agreement when without such change, such parties would not so comply.

“Updated Zoning Report” shall have the meaning set forth in Section 5.1.32(a) hereof.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

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“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Yield Maintenance Date” shall mean November 9, 2018.

“Yield Maintenance Premium” shall mean, with respect to any payment or prepayment of principal (or acceleration of the Loan) on or prior to the Yield Maintenance Date, an amount equal to the product of the following: (a) the amount of such prepayment (or the amount of principal so accelerated), multiplied by (b) the quotient obtained by dividing the Assumed Interest Rate by 360, multiplied by (c) the number of calendar days that occur in the period commencing on the date such prepayment (or acceleration) occurs and ending on and including the Yield Maintenance Date.  As used in this definition, “Assumed Interest Rate” shall mean an annual interest rate equal to the Interest Rate in effect at the time of such prepayment, but the LIBOR portion of such Interest Rate being calculated using the forward LIBOR curve then in effect as promulgated by Chatham Financial or, if such forward LIBOR curve is not available from Chatham Financial, then the forward LIBOR curve then in effect as promulgated by Reuters.

Section 1.2           Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1           Loan Commitment; Disbursement to Borrower.

2.1.1     Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan on the Closing Date.

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2.1.2     Initial and Future Disbursements to Borrower. On the date hereof, Lender is making an initial advance of the Loan to Borrower in the amount of $36,000,000.00 (the “Initial Advance”). Lender agrees to make one or more future advances of the Loan to Borrower from time to time in accordance with the express terms and conditions set forth in this Agreement (each a “Future Advance”) up to an aggregate amount of $8,000,000.00 (the “Future Advance Amount”) to pay for Approved CapEx Expenses, of which (x) $5,500,000.00 shall be available for Approved CapEx Expenses related to the PIP Work (as the same may be adjusted pursuant to the terms and provisions of Section 2.5.9 hereof, the “PIP Work Future Advance Amount”) and (y) $2,500,000.00 shall be available for Approved CapEx Expenses related to the Elective CapEx Work (as the same may be adjusted pursuant to the terms and provisions of Section 2.5.9 hereof, the “Elective CapEx Work Future Advance Amount”). Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

2.1.3     The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4     Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property, (f) pay for the Approved CapEx Expenses, and (g) use the balance of the Initial Advance, if any, for business purposes.

Section 2.2           Interest Rate.

2.2.1     Interest Rate. Subject to Section 2.2.5 hereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.

2.2.2     Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the Outstanding Principal Balance in effect for the applicable period as calculated by Lender.

2.2.3     Determination of Interest Rate.

(a)        The Interest Rate with respect to the Loan shall be: (i) the LIBOR Rate with respect to the applicable Interest Period for a LIBOR Loan, (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions hereof or (iii) when applicable pursuant to this Agreement, the Default Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.

(b)       Subject to the terms and conditions hereof, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at the LIBOR Rate for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective. Each determination by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

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(c)        In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d)       If, pursuant to the terms hereof, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e)       If any requirement of law, or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Interest Period or within such earlier period as required by law. Borrower hereby agrees to promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(f)        Borrower agrees to pay any Breakage Costs in connection with the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the LIBOR Rate to the Prime Rate with respect to any portion of the Outstanding Principal Balance then bearing interest at the LIBOR Rate on a date other than the last day of an Interest Period.

2.2.4     Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

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2.2.5     Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement, the Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.6     Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (a) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (b) any default in payment or prepayment of the Outstanding Principal Balance or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise) (collectively, “Breakage Costs”). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.6, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.2.6 are in addition to Borrower’s obligations to pay any Yield Maintenance Premium applicable to a payment or prepayment of the Loan and the Exit Fee.

Section 2.3           Debt Service Payments.

2.3.1     Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the date on which any such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2     Monthly Debt Service Payment.

(a)       On the Closing Date, Borrower shall make a payment of interest only for the period commencing on and including the Closing Date. On June 9, 2017 (the “First Payment Date”) and each subsequent Payment Date up to and including the Maturity Date, Borrower shall make a payment to Lender of interest on the Outstanding Principal Balance for the Interest Period that immediately precedes such Payment Date (the “Monthly Debt Service Payment Amount”). Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change (a) the Payment Date to a different calendar day and/or (b) the calendar days upon which the Interest Period shall commence (in a particular calendar month) and end (in the immediately succeeding calendar month), with a corresponding change in the Interest Determination Date and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence all such changes, but the failure of Borrower to exercise such amendment shall not affect the effectiveness of any change for which Lender has so notified Borrower.

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(b)       Notwithstanding anything to the contrary contained herein, on the Amortization Commencement Date and each Payment Date thereafter through and including the Maturity Date, in addition to the required interest payments set forth in Section 2.3.2(a) above, Borrower shall make monthly principal amortization payments (which amounts shall be applied to the outstanding principal balance of the Loan) pursuant to the payment schedule set forth on Schedule VII attached hereto; provided, however, such Schedule shall be modified on the Amortization Commencement Date by Lender as may be necessary to reflect any prepayments of principal or cancellation of Future Advances pursuant to the terms and provisions hereof. Notwithstanding anything to the contrary contained herein, no Exit Fee shall be payable in connection with the payments required under this Section 2.3.2(b).

2.3.3     Payment on Maturity Date. Borrower shall pay to Lender not later than 1:00 p.m., New York City time, on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest, the Exit Fee and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.4     Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the payment of principal due on the Maturity Date) is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) four percent (4%) of such unpaid sum, and (b) the Maximum Legal Rate, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

2.3.5     Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in Dollars in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement by Lender or Servicer out of the Cash Management Account shall be deemed to have been timely made for purposes of this Section 2.3.5.

Section 2.4           Prepayments.

2.4.1     Voluntary Prepayments.

(a)       Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

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(b)       Permitted Prepayment. On any Payment Date, so long as no Event of Default has occurred and is continuing, Borrower may, at its option and upon not more than ninety (90) and not less than thirty (30) days prior written notice to Lender, and subject to compliance with the provisions of this Section 2.4.1, prepay the Loan in whole or in part, provided that such prepayment is accompanied by (i) all accrued and unpaid interest on the Outstanding Principal Balance prepaid and (ii) all other amounts then due under the Note, this Agreement, or any of the other Loan Documents (including, without limitation, any Breakage Costs, the Exit Fee, and, if such prepayment is made on or prior to the Yield Maintenance Date, the Yield Maintenance Premium). A prepayment notice may be revoked by written notice of revocation to Lender on or prior to the date of prepayment specified in any such prepayment notice; provided that Borrower shall pay Lender upon demand for all of Lender’s out-of-pocket costs and expenses (including reasonable fees and disbursements of Lender’s counsel) incurred in connection with such anticipated prepayment and Breakage Costs actually incurred by Lender.

(c)       Prepayment/Repayment Conditions.

(i)           On the date on which a prepayment is made, Borrower shall pay to Lender:

(A)     all accrued and unpaid interest calculated at the Interest Rate on the amount of principal being prepaid through and including the Repayment Date together with an amount equal to the interest that would have accrued at the Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment;

(B)     intentionally omitted;

(C)     if such prepayment is made on any date other than a Payment Date, Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding subparagraph (A);

(D)     the Yield Maintenance Premium applicable thereto (if such prepayment occurs on or prior to the Yield Maintenance Date);

(E)     the Exit Fee; and

(F)     all other sums then due under the Note, this Agreement, the Security Instrument, and the other Loan Documents.

(ii)     Intentionally Omitted.

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2.4.2     Mandatory Prepayments. Following any Casualty or Condemnation, on the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply such Net Proceeds as a prepayment of, the Outstanding Principal Balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, that if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Additionally, so long as no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2, but Borrower shall pay the Exit Fee. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.

2.4.3     Prepayments Made While an Event of Default Exists. If, following the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower for any reason or otherwise recovered by Lender (including, without limitation, through acceleration or the application of any Reserve Funds or Net Proceeds) Borrower shall pay, as part of the Debt, all of (a) all accrued interest calculated at the Interest Rate on the amount of principal being prepaid through and including the date of such prepayment together with an amount equal to the interest that would have accrued at the Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (b) intentionally omitted, (c) the Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (a), (d) an amount equal to the Yield Maintenance Premium (if made before the Yield Maintenance Date) and (e) the Exit Fee.

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Section 2.5           Future Advances.

2.5.1     Future Advances. Lender shall make Future Advances to Borrower from time to time, but not more frequently than once in any calendar month, to pay or reimburse Borrower for Approved CapEx Expenses upon satisfaction by Borrower of each of the following conditions with respect to each Future Advance: (i) Borrower shall submit a written request to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made, which request shall specify the Approved CapEx Expenses to be paid or reimbursed from such Future Advance and whether such Approved CapEx Expenses are for the PIP Work or the Elective CapEx Work, and be accompanied by copies of invoices for the amounts requested; (ii) Borrower shall deliver Lien waivers (or partial Lien waivers, as applicable) or other evidence of payment, in each case, reasonably satisfactory to Lender and releases (with respect to amounts then due and owing) from all parties furnishing materials and/or services in connection with the requested payment; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default or monetary or material non-monetary Default shall exist and remain uncured; (iv) Lender shall have received an Officer’s Certificate from Borrower (A) stating that the items to be funded by the requested disbursements hereunder are Approved CapEx Expenses, and a description thereof, (B) stating that, to the best of Borrower’s knowledge, all CapEx related to the Approved CapEx Expenses to be funded by the requested Future Advance has been performed in a good and workmanlike manner and in accordance with all Legal Requirements and, with respect to the PIP Work, the Franchise Agreement, such Officer’s Certificate to be accompanied by a copy of all licenses, permits and other approvals by any Governmental Authority and Franchisor required to commence and/or complete the portion of the CapEx to be paid for by the applicable Approved CapEx Expenses, if applicable, each of which shall be in full force and effect, (C) identifying each Person that supplied materials or labor in connection with the Approved CapEx Expenses to be funded by the requested Future Advance, (D) stating that each such Person has been paid in full or will be paid in full upon such Future Advance for work completed and/or materials furnished to date, (E) stating that all previous disbursements of Future Advances have been used to pay or reimburse Borrower for the previously identified Approved CapEx Expenses, together with reasonable evidence that such payments have been made and (F) stating that all outstanding trade payables relating to the Approved CapEx Expenses (other than those to be paid from the requested disbursements) have been paid in full; (v) if the amount of Future Advances requested is $500,000 or more or, if the aggregate amount of the Future Advance requested, together with all Future Advances made since the date of the last ALTA 33-06 Disbursement Endorsement received by Lender is $500,000 or more, Lender shall have received, at Borrower’s cost, an ALTA 33-06 Disbursement Endorsement, in form and substance reasonably acceptable to Lender, to, and mechanic’s lien coverage on, the Title Insurance Policy insuring the Lien of the Security Instrument to the date of such Future Advance setting forth no additional exceptions (including survey exceptions), together with a title search indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances; provided, however, in connection with the final Future Advance made hereunder (regardless of the amount of such Future Advance), Lender shall have received an ALTA 33-06 Disbursement Endorsement, in form and substance reasonably acceptable to Lender, to, and mechanic’s lien coverage on, the Title Insurance Policy insuring the Lien of the Security Instrument to the date of such Future Advance setting forth no additional exceptions (including survey exceptions), together with a title search indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances; (vi) Borrower shall have paid all actual and out of pocket costs incurred by Lender in connection with such requested Future Advance; (vii) no Deficiency shall exist; (viii) Lender shall have received (1) such other evidence as Lender shall reasonably request that the Approved CapEx Expenses to be funded by the requested Future Advance have been completed and are paid for or will be paid upon receipt by Borrower, and (2) if Lender so requires, advice from Lender’s construction consultant that the work that is the subject of the applicable Future Advance is proceeding satisfactorily, on schedule, and in a good and workmanlike manner to the satisfaction of such construction consultant; and (ix) (1) with respect to Future Advances for Approved CapEx Expenses relating to the PIP Work, all of the PIP Work Conditions shall have been satisfied and (2) with respect to Future Advances for Approved CapEx Expenses relating to the Elective CapEx Work, all of the Elective CapEx Work Conditions shall have been satisfied. Lender shall not be required to make any Future Advances more than one (1) time per calendar month and unless the aggregate amount requested hereunder is in an amount greater than Fifty Thousand and No/100 Dollars ($50,000.00) (or a lesser amount if the total unfunded amount of Loan proceeds available for Future Advances is less than Fifty Thousand and No/100 Dollars ($50,000.00), in which case only one advance of the unfunded amount remaining shall be made) and such advance shall be made only upon satisfaction of each condition contained in this Section 2.5.1. In no event shall Lender have any obligation to make Future Advances (w) that are not for Approved CapEx Expenses, (x) in the aggregate in excess of the Future Advance Amount, (y) for the PIP Work in the aggregate in excess of the PIP Work Future Advance Amount and (z) for the Elective CapEx Work in the aggregate in excess of the Elective CapEx Work Future Advance Amount. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, Lender shall have no obligation to make any Future Advances (1) for Approved CapEx Expenses related to the PIP Work unless all of the PIP Work Conditions have been satisfied and (2) for Approved CapEx Expenses related to the Elective CapEx Work unless all of the Elective CapEx Work Conditions have been satisfied. Lender shall not be required to disburse any funds for any materials, machinery or other Personal Property not yet incorporated into the Improvements (the “Stored Materials”), unless the following conditions are satisfied: (i) Borrower shall deliver to Lender bills of sale or other evidence reasonably satisfactory to Lender of the cost of, and, subject to the payment therefor, Borrower’s title in and to such Stored Materials; (ii) the Stored Materials are identified to the Property and Borrower, are segregated so as to adequately give notice to all third parties of Borrower’s title in and to such materials, and are components in substantially final form ready for incorporation into the Improvements; (iii) the Stored Materials are stored at the Property or at such other third-party owned and operated site as Lender shall reasonably approve, and are protected against theft and damage in a manner reasonably satisfactory to Lender, including, if requested by Lender, storage in a bonded warehouse in the greater metropolitan area in which the Property is located; (iv) the Stored Materials will be paid for in full with the funds to be disbursed, and all lien rights or claims of the supplier will be released upon full payment; (v) Lender has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials; and (vi) the Stored Materials are insured for an amount equal to their replacement costs in accordance with Section 6.1(a) of this Agreement.

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2.5.2     No Obligation to do Work. Nothing in this Section 2.5 shall (i) make Lender responsible for performing or completing all or any portion of the CapEx; (ii) require Lender to expend funds in addition to the allocated Future Advances to complete any portion of the CapEx; (iii) obligate Lender to proceed with or personally perform any portion of the CapEx; or (iv) require Borrower to perform any Elective CapEx Work, except to the extent such Elective CapEx Work has been Commenced (and then only to the extent of that specific Elective CapEx Work).

2.5.3     Inspections. Borrower shall permit Lender and Lender’s agents and representatives or independent contractors hired by Lender (including Lender’s construction consultant, engineer, architect or other inspector) to enter onto the Property, subject to the rights of Tenants under applicable Leases, during normal business hours following reasonable advance notice to inspect the progress of the CapEx and all materials being used in connection therewith and to examine all plans and shop drawings relating to such CapEx. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 2.5.3.

2.5.4     Additional Inspection Provisions. Lender may require an inspection of the Property at Borrower’s expense prior to making a Future Advance in order to verify completion of the portion of the CapEx for which payment is sought. Lender may require, to the extent it deems it to be reasonably necessary, that such inspection be conducted by its construction consultant or another appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to making a Future Advance. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender, its construction consultant or an independent qualified professional architect.

2.5.5     No Waiver. Any Future Advance by Lender of Loan proceeds made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto described in this Section 2.5, whether or not known to Lender, shall not constitute a waiver by Lender of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all additional Future Advances.

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2.5.6     Additional Condition to Future Advances.

(a)       If at any time Lender reasonably determines that the then cost to Complete the PIP Work is in excess of the amount set forth on the PIP Work Budget for such PIP Work (a “PIP Work Deficiency”), then Lender shall have no obligation to make any Future Advances for Approved CapEx Expenses unless Borrower pays out-of-pocket from Borrower equity (provided, however, so long as no Event of Default has occurred and is continuing, Borrower may use amounts in the FF&E Reserve Account, if any, that are in excess of amounts needed to complete the FF&E Work set forth in the Approved Annual Budget to fund any such PIP Work Deficiency) all Approved CapEx Expenses for PIP Work until the cost to complete the PIP Work is equal to the remaining unfunded portion of the Future Advance Amount for the PIP Work (as based on evidence reasonably acceptable to Lender) (and thereafter Future Advances for Approved CapEx Expenses shall again be made pursuant to this Agreement).

(b)       If at any time Lender reasonably determines that the then cost to Complete the Elective CapEx Work actually Commenced is in excess of the amount set forth on the Elective CapEx Work Budget for such Elective CapEx Work (an “Elective CapEx Work Deficiency”; and together with a PIP Work Deficiency, individually and collectively, a “Deficiency”), then Lender shall have no obligation to make any Future Advances relating to the Elective CapEx Work unless Borrower pays out-of-pocket from Borrower equity (provided, however, so long as no Event of Default has occurred and is continuing, Borrower may use amounts in the FF&E Reserve Account, if any, that are in excess of amounts needed to complete the FF&E Work set forth in the Approved Annual Budget to fund any such Elective CapEx Work Deficiency) all Approved CapEx Expenses for Elective CapEx Work until the cost to complete the Elective CapEx Work is equal to the remaining unfunded portion of the Future Advance Amount for the Elective CapEx Work (as based on evidence reasonably acceptable to Lender) (and thereafter Future Advances for Approved CapEx Expenses shall again be made pursuant to this Agreement).

2.5.7     Force Funding. (PIP Work). Notwithstanding anything to the contrary contained herein, from and after the applicable Future Advance Force Funding Date, Lender shall have the right (and Borrower hereby authorizes Lender) at any time to advance the Future Advances remaining undisbursed in an amount necessary to Complete the PIP Work (as reasonably determined by Lender) into the PIP Work Reserve Account and all of the monies therein shall automatically be deemed to be “Reserve Funds” hereunder), at which point the outstanding balance of the Loan shall be increased by the amount so deposited (and, as such, Debt Service payments due and owing hereunder shall be paid based on such increased outstanding balance), and the terms and conditions for the disbursement of such monies from the PIP Work Reserve Account shall be the same terms and conditions for the making of Future Advances for PIP Work set forth in this Section 2.5, as if incorporated herein, mutatis mutandis (although Borrower shall not be required to obtain the applicable ALTA 33-06 Disbursement Endorsement with respect to each draw). Borrower hereby acknowledges that Lender’s advance of Future Advances into the PIP Work Reserve Account described in the immediately preceding sentence shall not in any way diminish or otherwise modify the conditions precedent to Future Advances for PIP Work described in this Section 2.5 or any of Borrower’s obligations under the Loan Documents. In connection with any force funding pursuant to this Section 2.5.7, Borrower shall, at Borrower’s cost and at Lender’s request, deliver to Lender an ALTA 33-06 Disbursement Endorsement, in form and substance reasonably acceptable to Lender, to, and mechanic’s lien coverage on, the Title Insurance Policy insuring the Lien of the Security Instrument to the date of such advance setting forth no additional exceptions (including survey exceptions), together with a title search indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances.

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2.5.8     Cancellation of Future Advances (Elective CapEx Work). Borrower shall have the right to notify Lender in writing at least thirty (30) but no more than sixty (60) days prior to the Future Advance Force Funding Date that Borrower desires to cancel its ability to receive all or a portion of the Future Advances related to the Elective CapEx Work so long as (x) no Elective CapEx Work has Commenced or will Commence or (y) all Elective CapEx Work actually Commenced has been Completed. If Borrower so notifies Lender prior to the Future Advance Force Funding Date that it so desires to cancel its ability to receive all or a portion of the Future Advances for Approved CapEx related to the Elective CapEx Work, as set forth herein, Borrower’s right to receive, and Lender’s obligation to make, any further Future Advance for Approved CapEx Expenses related to the Elective CapEx Work pursuant to this Agreement equal to the amount so cancelled shall be terminated and of no further force and effect. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the amount of the Future Advances up to the Elective CapEx Work Future Advance Amount that Borrower does not (or is deemed to not) request that Lender force fund pursuant to this Section 2.5.8 shall be terminated and of no further force and effect. If Borrower does not so elect to cancel its ability to receive Future Advances for Approved CapEx relating to the Elective CapEx Work in accordance with the terms and provisions of this Section 2.5.8, Lender shall have the right (and Borrower hereby authorizes Lender to) to deposit all Future Advances remaining undisbursed in an amount up to the Elective CapEx Work Future Advance Amount into a Reserve Account to be established hereunder (and all of the monies therein shall automatically be deemed to be “Reserve Funds” hereunder), at which point the outstanding balance of the Loan shall be increased by the amount so deposited (and, as such, Debt Service payments due and owing hereunder shall be paid based on such increased outstanding balance), and the terms and conditions for the disbursement of such monies from such Reserve Account shall be the same terms and conditions for the making of Future Advances set forth in this Section 2.5, as if incorporated herein, mutatis mutandis (although Borrower shall not be required to obtain the applicable ALTA 33-06 Disbursement Endorsement with respect to each draw). Borrower hereby acknowledges that Lender’s advance of Future Advances for Elective CapEx Work into a Reserve Account described in the immediately preceding sentence shall not in any way diminish or otherwise modify the conditions precedent to Future Advances for Elective CapEx Work described in this Section 2.5 or any of Borrower’s obligations under the Loan Documents. In connection with any force funding pursuant to this Section 2.5.8, Borrower shall, at Borrower’s cost and at Lender’s request, deliver to Lender an ALTA 33-06 Disbursement Endorsement, in form and substance reasonably acceptable to Lender, to, and mechanic’s lien coverage on, the Title Insurance Policy insuring the Lien of the Security Instrument to the date of such advance setting forth no additional exceptions (including survey exceptions), together with a title search indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender other than Permitted Encumbrances.

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2.5.9     Reallocation of Future Advance Amounts. Borrower shall have the one-time right to request that a portion of the PIP Work Future Advance Amount be reallocated to the Elective CapEx Work Future Advance Amount or a portion of the Elective CapEx Work Future Advance Amount be reallocated to the PIP Work Future Advance Amount so long as (x) no Event of Default shall have occurred and be continuing, and (y) Borrower has not yet submitted the PIP Work Budget or the Elective CapEx Work Budget to Lender for its review and approval pursuant to the terms of Sections 5.6.1(a) and (b), which request shall be subject to Lender’s approval, not to be unreasonably withheld, conditioned or delayed.

Section 2.6     Release of Property. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Security Instrument.

2.6.1     Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, release the Lien of the Security Instrument.

Section 2.7           Cash Management.

2.7.1     Clearing Account.

(a)       Borrower shall establish and maintain a segregated Eligible Account (the “Clearing Account”) with the Clearing Bank in trust for the benefit of Lender, which Clearing Account shall be under the sole dominion and control of Lender. The Clearing Account shall be entitled “kAUai coconut beach, llc and kauai coconut beach operator, llc, as pledgor, for the benefit of TH COMMERCIAL MORTGAGE LLC, as Secured Party – Clearing Account,” or such other name as required by Lender from time to time. Borrower (i) hereby grants to Lender a first priority security interest in the Clearing Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Clearing Account, including, without limitation, the execution of any account control agreement required by Lender. Borrower will not in any way alter, modify or close the Clearing Account and will notify Lender of the account number thereof. Except as may be expressly permitted in the Clearing Account Agreement, Lender and Servicer shall have the sole right to make withdrawals from the Clearing Account and all costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower. All monies now or hereafter deposited into the Clearing Account shall be deemed additional security for the Obligations.

(b)       Borrower shall, or shall cause Manager to, deliver written instructions to (i) all Tenants under Leases, to deliver all Rents payable thereunder and (ii) all issuers of credit cards accepted at the Property, to cause all sums payable by such issuers to be transmitted directly to the Clearing Account. Borrower shall, and shall cause Manager to, deposit into the Clearing Account within one (1) Business Day after receipt all amounts received by Borrower or Manager constituting Rents (including, for the avoidance of doubt, any Operating Rent). The Clearing Account Agreement and Clearing Account shall remain in effect until the Loan has been repaid in full.

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(c)       During any Cash Trap Period, Borrower shall cause the Clearing Bank to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Clearing Account once every Business Day (less any required minimum balance pursuant to the terms of the Clearing Account Agreement). If no Cash Trap Period is then continuing, funds in the Clearing Account shall be available to Borrower daily.

(d)       Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct the Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Lender and to apply any such funds to the payment of the Debt in any order in its sole discretion.

(e)       Funds deposited into the Clearing Account shall not be commingled with other monies held by Borrower, Manager or the Clearing Bank.

(f)       Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g)       Borrower shall indemnify Lender and the Clearing Bank and hold Lender and the Clearing Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Clearing Account, the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established (unless arising from the gross negligence or willful misconduct of Lender or the Clearing Bank, as applicable).

2.7.2     Cash Management Account.

(a)       Lender shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by the Deposit Bank in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “kAUai coconut beach, llc and kauai coconut beach operator, llc, as pledgor, for the benefit of TH COMMERCIAL MORTGAGE LLC, as Secured Party – Cash Management Account,” or such other name as required by Lender from time to time. Lender will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). Borrower (i) hereby grants to Lender a first priority security interest in the Cash Management Account and the Subaccounts and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account and the Subaccounts, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Borrower will not in any way alter, modify or close the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and the Subaccounts and all costs and expenses for establishing and maintaining the Cash Management Account and the Subaccounts shall be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account and the Subaccounts shall be deemed additional security for the Obligations.

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(b)        Provided no Event of Default shall have occurred and be continuing, on each Payment Date during a Cash Trap Period (or, if such Payment Date is not a Business Day, on the immediately succeeding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender (or by the Deposit Bank at Lender’s direction) to the payment of the following items in the order indicated:

(i)           First, payment to Lender (for deposit in the Tax and Insurance Escrow Account) in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.1 hereof, to be disbursed as set forth in this Agreement;

(ii)          Second, payment to the Deposit Bank of the fees and expenses of the Deposit Bank then due and payable pursuant to the Cash Management Agreement;

(iii)         Third, payment to Borrower in an amount equal to the aggregate of (A) operating expenses due and payable by Borrower during the succeeding month as set forth in the Approved Annual Budget (which, for the avoidance of doubt, shall not include amounts for the asset management fee payable to Kauai Hotel Series of JMIR Investments III, LP and/or Behringer Harvard Kauai Hotel, LLC pursuant to the terms of the JV Agreement), (B) Extraordinary Expenses, if any, approved by Lender; less (C) any amounts which were previously disbursed to Borrower pursuant to this Section 2.7.2(b)(iii) and which are not being used by Borrower to pay operating expenses or Extraordinary Expenses; provided, however, that Lender shall have no obligation to disburse any funds to Borrower under this Section 2.7.2(b)(iii) unless Borrower has delivered to Lender not less than five (5) Business Days prior to the disbursement date an Officer’s Certificate in form and substance reasonably acceptable to Lender certifying to Lender: (x) a list in reasonable detail of the operating expenses which are due and payable by Borrower during the succeeding month as set forth in the Annual Budget, and (y) a reconciliation showing all operating expenses and Extraordinary Expenses actually paid by Borrower for the prior quarter and all amounts distributed to Borrower under this Section 2.7.2(b)(iii);

(iv)         Fourth, payment to Lender of the Monthly Debt Service Payment Amount;

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(v)          Fifth, payment to Lender (for deposit in the FF&E Reserve Account) in respect of the FF&E Reserve Monthly Deposit in accordance with the terms and conditions of Section 7.6.1 hereof;

(vi)         Sixth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(vii)        Seventh, payment to Borrower for distribution to the Joint Venture for payment to Kauai Hotel Series of JMIR Investments III, LP and/or Behringer Harvard Kauai Hotel, LLC of an amount equal to fifty percent (50%) of the asset management fees then due and payable pursuant to the terms of the JV Agreement;

(viii)       Eighth, payment of all amounts then remaining after payment of items (i) through (vii) (all amounts then remaining after payment of items (i) through (vii) being hereinafter referred to as “Excess Cash”) to the Excess Cash Reserve Fund in accordance with the terms and conditions of Section 7.7 hereof; and

(ix)          Lastly, if no Cash Trap Period is then continuing, payment of all available Excess Cash to Borrower.

(c)       The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d)       Notwithstanding Section 2.7.2(b) above, following the occurrence of an Event of Default and during the continuance thereof, all funds on deposit in the Cash Management Account may be applied by Lender in such order and priority as Lender shall determine in its sole discretion until the Debt has been indefeasibly paid in full.

(e)       Borrower hereby agrees to reasonably cooperate with Lender with respect to any requested modifications to the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents.

(f)       Borrower shall indemnify Lender and the Deposit Bank and hold Lender and the Deposit Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Cash Management Account, the Cash Management Agreement or the performance of the obligations for which the Cash Management Account was established (unless arising from the gross negligence or willful misconduct of Lender or the Deposit Bank, as applicable).

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2.7.3     Intentionally Omitted.

2.7.4     Cash Management Account.

(a)       Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that the Clearing Bank shall at all times be entitled to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(b)       The Clearing Account and Cash Management Account shall not, at any time, be held in the name of any Person other than Borrower, as pledgor, for the benefit of Lender, as secured party.

Section 2.8           Interest Rate Cap Agreement.

2.8.1     Interest Rate Cap Agreement. Prior to or contemporaneously with the Closing Date, Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement (the “Initial Interest Rate Cap Agreement”), which:

(a)       has a term expiring no earlier than the last day of the Interest Period in May 2019;

(b)       has a notional amount equal to the maximum principal amount of the Loan;

(c)       has a strike rate equal to the Strike Price;

(d)       is governed by the laws of the State of New York;

(e)       is issued by the Counterparty to Borrower and pledged to Lender by Borrower in accordance with the Assignment of Rate Cap;

(f)       has a Counterparty that is obligated to make a stream of payments, directly to the Clearing Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of LIBOR (including any upward rounding under the definition of LIBOR) over the Strike Price and shall provide that such payment shall be made on a monthly basis in each case not later than (after giving effect to and assuming the passage of any cure period afforded to the Counterparty under the Interest Rate Cap Agreement, which cure period shall not in any event be more than three (3) Business Days) each Payment Date; and

(g)       does not impose any material obligation on the beneficiary thereof (after payment of the acquisition cost) and is, in all material respects, satisfactory in form and substance to Lender and satisfies applicable Rating Agency standards and requirements (if a Securitization has occurred), including, without limitation, provisions satisfying Rating Agency standards, requirements and criteria (i) that incorporate representations by the Counterparty that no withholding taxes shall apply to payments by the Counterparty, and provide for “gross up” payments by the Counterparty for any withholding tax, (ii) whereby the Counterparty agrees not to file or join in the filing of any petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, and (iii) that incorporate, if the Interest Rate Cap Agreement contemplates collateral posting by the Counterparty, a credit support annex setting forth the mechanics for collateral to be calculated and posted that are consistent with Rating Agencies standards, requirements and criteria.

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In addition, Borrower shall cause the Counterparty under the Interest Rate Cap Agreement to execute and deliver the Acknowledgment.

No later than five (5) days prior to the expiration of the Initial Interest Rate Cap Agreement, Borrower shall deliver an extension of the Initial Interest Rate Cap Agreement or a replacement of the same meeting the requirements of this Section 2.8.1 except that the term shall expire no earlier than the last day of the Interest Period in the calendar month on which the Stated Maturity Date occurs. Failure to deliver such Replacement Interest Rate Cap Agreement(s) shall constitute an automatic Event of Default.

2.8.2     Pledge and Collateral Assignment. As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration, early termination or otherwise), Borrower shall execute and deliver the Assignment of Rate Cap and cause the Counterparty to execute and deliver same to Lender.

2.8.3     Covenants.

(a)       Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Clearing Account pursuant to Section 2.7. Subject to the terms hereof, provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement. Borrower shall take all actions reasonably requested by Lender to enforce Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(b)       In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement (and deliver a fully executed assignment of interest rate cap agreement in substantially the form of the Assignment of Rate Cap with respect thereto (a “Replacement Assignment of Rate Cap”)) not later than ten (10) Business Days following receipt of notice from Lender, Servicer or any other Person of such downgrade, withdrawal or qualification; provided that, notwithstanding the downgrade, until a Replacement Assignment of Rate Cap is in place, the Counterparty must continue to perform its obligations under the Interest Rate Cap Agreement.

(c)       In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement as and when required hereunder, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

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(d)       Borrower shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, the Interest Rate Cap Agreement (other than to Lender pursuant to the Assignment of Rate Cap), and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(e)       Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Lender, terminate the Interest Rate Cap Agreement, (iii) without the prior written consent of Lender, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every right which it may have under the Interest Rate Cap Agreement, (vi) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment or (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice.

(f)        In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Lender and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, which shall provide in relevant part, that: (i) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement; (ii) the execution and delivery of the Interest Rate Cap Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority is required for such execution, delivery or performance; and (iv) the Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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2.8.4     Replacement Interest Rate Cap Agreement. In connection with any Replacement Interest Rate Cap Agreement, including, without limitation, in connection with Borrower’s exercise of any Extension Option pursuant to Section 2.9 hereof, all the provisions of this Section 2.8 applicable to the Interest Rate Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement.

Section 2.9           Extension Options.

2.9.1     Extension Options. Subject to the provisions of this Section 2.9, Borrower shall have the option (the “First Extension Option”), by irrevocable written notice (the “First Extension Notice”) delivered to Lender no earlier than one hundred twenty (120) days prior to, nor later than thirty (30) days prior to, the Stated Maturity Date, to extend the Maturity Date to May 9, 2021 (the “First Extended Maturity Date”). If the Maturity Date shall have been timely and properly extended to the First Extended Maturity Date, then Borrower shall have the option (the “Second Extension Option”), by irrevocable written notice (the “Second Extension Notice”) delivered to Lender no earlier than one hundred twenty (120) days prior to, nor later than thirty (30) days prior to, the First Extended Maturity Date, to extend the Maturity Date to May 9, 2022 (the “Second Extended Maturity Date”). Borrower’s right to so extend the Maturity Date to the First Extended Maturity Date and the Second Extended Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder:

(a)       no Event of Default or monetary or material non-monetary Default shall have occurred and be continuing on the date Borrower delivers the First Extension Notice or the Second Extension Notice, as applicable, and no Event of Default or monetary or material non-monetary Default shall have occurred and be continuing on the Stated Maturity Date and the First Extended Maturity Date, as applicable;

(b)       Borrower shall (i) obtain and deliver to Lender not later than one (1) Business Day prior to the first day of the term of the Loan as extended, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty in a notional amount equal to the maximum principal amount of the Loan, which Replacement Interest Rate Cap Agreement(s) shall be (A) effective for the period commencing on the day immediately following the then-applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs and (B) otherwise on same terms set forth in Section 2.8, and (ii) (x) execute and deliver a Replacement Assignment of Rate Cap and (y) deliver an executed Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement;

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(c)       Borrower shall deliver a Counterparty Opinion with respect to the Replacement Interest Rate Cap Agreement and the related Acknowledgment and a Replacement Assignment of Rate Cap with respect thereto;

(d)       all amounts due and payable to Lender pursuant to this Agreement or the other Loan Documents as of the Stated Maturity Date or the First Extended Maturity Date, as applicable (other than the Outstanding Principal Balance), and all costs and expenses of Lender, including fees and expenses of Lender’s counsel, in connection with the Loan and/or the applicable extension of the Term shall have been paid in full;

(e)       on the Stated Maturity Date or the First Extended Maturity Date, as applicable, Borrower shall pay to Lender the applicable Extension Fee;

(f)       Borrower shall have achieved Completion of the PIP Work;

(g)       the Debt Yield shall be equal to or greater than (i) with respect to the First Extension Option, nine percent (9.00%), and (ii) with respect to the Second Extension Option, nine and seventy-five hundredths percent (9.75%); provided, however, that, subject to Borrower’s satisfaction of all other conditions to extension set forth in this Section 2.9, Borrower may, at its sole election, prepay such portion of the Loan to the extent necessary to satisfy this condition (g) without the payment of any Yield Maintenance Premium or other penalty or fee; provided, however, Borrower shall pay the applicable Exit Fee; and

(h)       with respect to the Second Extension Option, Borrower shall have delivered to Lender either (1) evidence that the term of the Operating Lease has been extended to May 31, 2023 or (2) subject to Franchisor’s consent, if required, a new operating lease, in form and substance reasonably acceptable to Lender, with a term expiring no earlier than May 31, 2023 and, to the extent necessary, Borrower shall have recorded a memorandum of operating lease to evidence such extension or new operating lease.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Maturity Date hereunder.

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2.9.2     Intentionally Omitted.

Section 2.10         Change in Law; Taxes.

2.10.1   Increased Costs. If as a result of any Change in Law or compliance of Lender therewith, the basis of taxation of payments to Lender or any Person Controlling Lender of the principal of or interest on the Loan is changed or Lender or the Person Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender or the Person Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any Person Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Lender or any Person Controlling Lender and Lender reasonably determines that, by reason thereof, the cost to Lender or any Person Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any Person Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any Person Controlling Lender for such Increased Costs to the extent Lender reasonably determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.10.1, Lender shall, if requested by notice by Borrower to Lender, furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. If Lender is advised by counsel chosen by it that the payment by Borrower of any amounts described in this Section 2.10.1 would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than one hundred twenty (120) days, declare the Obligations immediately due and payable.

2.10.2   Other Taxes. Borrower agrees to pay any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes or other excise or property taxes, charges, or similar levies which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

Section 2.11         Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of both Borrower and Lender after consultation with each other) requires the deduction or withholding of any Tax from any such payment by Borrower, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after all deductions or withholdings have been made (including all deductions and withholdings applicable to additional sums payable under this Section), the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)       Indemnification by Borrower. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Taxes indemnified under this Section 2.11 (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

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(d)         Evidence of Payments. As soon as practicable after any payment of Taxes by or on account of Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)         Status of Lenders. If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, promptly following the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding, including:

(i)            if Lender is a U.S. Person, executed originals of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;

(ii)           If Lender is a Foreign Lender, executed originals of IRS Form W-8BEN or W-8BEN-E, W-8ECI or W-8IMY, as applicable, together with all supporting documentation required under applicable law, including in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate substantially in the form of Schedule IX to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; and

(iii)          any documentation required to be provided by a Lender as prescribed under Sections 1471 through 1474 of the Code and the applicable Treasury regulations thereunder and official interpretations thereof.

(f)         Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(i)            If any law is enacted or adopted or amended after the date of this Agreement which deducts the Loan from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on Lender’s interest in the Loan or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Obligations immediately due and payable.

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(ii)           Borrower will not claim or demand or be entitled to any credit or credits on account of the Loan for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Loan. If such claim, credit or deduction shall be required by applicable law and such claim, credit or deduction results in a tax, either directly or indirectly on Lender’s interest in the Loan or Lender’s interest in the Property, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Obligations immediately due and payable.

(iii)          If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other similar tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

ARTICLE III

EXCULPATION

Section 3.1           Exculpation.

(a)        Subject to the qualifications below, Lender shall not enforce the liabilities and obligations of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section 3.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (c) affect the validity or enforceability of the Environmental Indemnity or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; or (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.

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(b)         Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any losses, damages (including, without limitation, punitive or exemplary damages), costs, expenses, liabilities (including, without limitation, strict liability), claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings or other expenses of any kind whatsoever incurred or suffered by Lender (including reasonable attorneys’ fees and expenses and court costs) arising out of or in connection with the following (“Losses”):

(i)            fraud or intentional misrepresentation by or on behalf of Borrower, Guarantor or any Affiliate of any of them in connection with the Loan or the Property;

(ii)            willful misconduct of Borrower, Guarantor, or any Affiliate of any of them in connection with the Loan or the Property;

(iii)          breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Loan Agreement or the Security Instrument concerning Environmental Statutes or Hazardous Substances;

(iv)          active, intentional material physical waste of the Property or any portion thereof by Borrower, Guarantor, or any Affiliate of any of them;

(v)          intentional removal or disposal of any portion of the Property during the continuance of an Event of Default which is not promptly replaced with property of comparable utility and value;

(vi)          breach of any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower, Guarantor or any Restricted Party or any Affiliate of any of them in connection therewith;

(vii)        intentionally omitted;

(viii)        misapplication, misappropriation or conversion by or on behalf of Borrower, Guarantor, or any Affiliate of any of them of (A) any insurance proceeds, (B) any Awards, (C) any Rents, (D) any Rents paid more than one (1) month in advance, or (E) any other monetary collateral for the Loan;

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(ix)          failure to pay charges for Taxes, Other Charges, labor or materials or judgments that can create Liens on any portion of the Property, unless (1) such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with Section 5.1.2, in a manner which prevents any interest or penalties from accruing, or any Lien from attaching, (2) with respect to Taxes, sufficient funds to pay such charges are available in the Tax and Insurance Escrow Account and Lender fails to pay same or (3) there is insufficient Rents to pay same;

(x)          failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to the Property upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(xi)          failure by Borrower to obtain and maintain, from time to time, the fully paid for insurance policies in accordance with the terms hereof unless (1) sufficient funds to pay such amounts are available in the Tax and Insurance Escrow Account and Lender fails to pay same or (2) there is insufficient Rents to pay same;

(xii)          an act or omission of any of Borrower, Principal or Guarantor, or any Affiliate of any of them which hinders, delays or interferes with Lender’s enforcement of its rights under any Loan Document or the realization of the collateral, including the assertion by Borrower, Principal or Guarantor, or any Affiliate of any of them of defenses or counterclaims, in each case, other than good faith defenses and compulsory counterclaims;

(xiii)         Borrower’s indemnifications of Lender set forth in Section 9.2 of this Agreement;

(xiv)        intentionally omitted;

(xv)         failure by Borrower or License Holder to (A) comply with its obligations in all material respects pursuant to the Liquor License Cooperation Agreement or a loss of the Liquor License as a result of (x) any act or omission (to the extent such omission is in the reasonable control of License Holder, Borrower or their respective Affiliates) of License Holder, Borrower or any Affiliate thereof, or (y) the conduct of criminal activity by License Holder, Borrower, or Guarantor or any Affiliate of any of the them, or (B) cooperate with Lender or Lender’s designee during the continuance of an Event of Default after notice from Lender, in making application to the License Authority to transfer the Liquor License and inventory of beer, wine, and distilled spirits that is subject to the Liquor License or take such action as may be necessary to transfer the Liquor License to Lender or its designee upon Lender’s written request therefor, to the extent permitted by applicable law, or continue to hold the Liquor License for the benefit of Lender (for a reasonable period of time pursuant to a customary interim beverage agreement reasonably acceptable to Lender) until such time as Lender can obtain a liquor license for the Property in the name of its nominee; or

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(xvi)        except as set forth in clause (c)(x) below, Borrower or Principal failing to comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof or failing to maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of this Agreement or the Security Instrument, including, without limitation, the breach of the covenant in Section 5.2.12 to provide thirty (30) days’ prior written notice prior to the removal of an Independent Director, or the breach of any Backward-Looking Special Purpose Entity Representations and Warranties set forth in Section 4.1.30.

(c)          Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrower shall be personally liable for the payment of the entire amount of the Debt in the event of:

(i)            Borrower, Principal or Guarantor filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

(ii)           the filing of an involuntary petition against Borrower, Principal or Guarantor under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, by any Person that is an Affiliate of Borrower, Principal or Guarantor;

(iii)          Borrower, Principal or Guarantor consenting to or otherwise or joining in an any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

(iv)         Borrower, Principal or Guarantor consenting to or otherwise or joining in an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property (other than an application by Lender in connection with the enforcement of Lender’s remedies under the Loan Documents);

(v)           Borrower, Principal or Guarantor or any Affiliate of any of them soliciting or causing to be solicited petitioning creditors or any other Person for any involuntary petition against Borrower, Principal or Guarantor by any Person (other than by Lender in connection with the exercise of Lender’s remedies under the Loan Documents);

(vi)          Borrower, Principal or Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due (other than merely Borrower’s inability to repay or as a result of Borrower’s mere failure to repay, in either case, the Debt on the Maturity Date);

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(vii)        Borrower or Principal failing to obtain Lender’s prior written consent to any subordinate financing (to the extent such consent is required hereunder);

(viii)       Borrower encumbers the Property, the Collateral or any portion thereof with a voluntary Lien, in each instance, other than in accordance with the terms of the Loan Documents;

(ix)          Borrower or Principal failing to obtain Lender’s prior written consent to any Transfer, as required by this Agreement or the other Loan Documents; or

(x)           Borrower or Principal failing to comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof or failing to maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of this Agreement or the Security Instrument, including, without limitation, the breach of the covenant in Section 5.2.12 to provide thirty (30) days’ prior written notice prior to the removal of an Independent Director, or the breach of any Backward-Looking Special Purpose Entity Representations and Warranties set forth in Section 4.1.30; provided that such failure to comply or breach results in a substantive consolidation of either Borrower or either Principal with any other Person in any federal or state bankruptcy proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1            Borrower Representations. Borrower represents and warrants as of the date hereof that:

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4.1.1     Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own, or lease, as applicable, its properties and to transact the businesses in which it is now engaged, and the sole business of (x) Owner Borrower is the ownership, management and operation of the Property and (y) Operator Borrower is the leasing, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III. Borrower (a) has complied in all respects with its certificate of incorporation, bylaws, limited partnership agreement, articles of organization and limited liability company operating agreement, as applicable; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the state in which the Property is located. The signatory hereto has all requisite power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guarantor Documents.

4.1.2     Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3     No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s property or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4     Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor, Principal or the Property or any portion thereof, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal or the Property or such portion thereof, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal or the condition or ownership of the Property or any portion thereof.

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4.1.5     Agreements. To Borrower’s knowledge, Borrower is not a party to any agreement or instrument or subject to any restriction that would reasonably be expected to materially and adversely affect Borrower or the Property or any portion thereof, or Borrower’s business, property or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) the obligations under the Loan Documents, (c) the Operator Borrower’s obligations under the Franchise Agreement, (d) the obligations under the Operating Lease, and (e) Operator Borrower’s obligations under the Management Agreement.

4.1.6     Title. (a) Owner Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever, except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents and (b) Operator Borrower has a good, marketable and insurable leasehold interest in the real property comprising part of the Property, free and clear of all Liens whatsoever, except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances, in the aggregate, do not materially and adversely affect the value, operation or use of the Property or any portion thereof (as currently used) or Borrower’s ability to repay the Loan. The Security Instrument and the Assignment of Leases, when properly recorded in the appropriate records, together with any UCC-1 financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property or any portion thereof that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

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4.1.7     Solvency. Borrower has (a) not entered into the transactions contemplated by this Agreement or executed the Note, this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amount of cash to be received by Borrower and the amount to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower or any Principal, and neither Borrower nor Principal has ever been a party to a Bankruptcy Action. Neither Borrower nor Principal is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any petition against it or Principal.

4.1.8     Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender that adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property (or any portion thereof) or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

4.1.9     No Plan Assets. Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or a “plan” as defined in and subject to the provisions of Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans for purposes of ERISA or the Code. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA or an entity whose assets constitute “plan assets” of a governmental plan or plans, (b) transactions by or with Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans (within the meaning of Section 3(32) of ERISA), in any case, which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which would prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Guarantor or their ERISA Affiliates is at the date hereof, or has been at any time within the five (5) years preceding the date hereof, required to contribute to any Multiemployer Plan or any Pension Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Pension Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), except as disclosed to Lender in writing.

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4.1.10     Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority applicable to Borrower or the Property. There has not been committed by Borrower, or any other Person in occupancy of or involved with the operation or use of the Property or any portion thereof, any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. Neither the Improvements as constructed, nor the use of the Property by Tenants under the Leases and the contemplated accessory uses, violate, in any material respect, (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.

4.1.11     Financial Information. All financial data with respect to the Property, Borrower and Guarantor, including, without limitation, the statements of cash flow and income and operating expenses that have been delivered to Lender in connection with the Loan, (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Property, Borrower and Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP, and the Uniform System of Accounts for Hotels (or such other accounting basis, consistently applied, and acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or any portion thereof or the operation thereof as a select service hotel and its other intended uses, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operation or business of Borrower or Guarantor from that set forth in said financial statements.

4.1.12     Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13     Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14     Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all applicable Governmental Authorities. There is no on-site sewage disposal system and the Property is served by a sewer system maintained by a Governmental Authority or property owners association.

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4.1.15     Not a Foreign Person. Borrower and, if Borrower is a disregarded entity for federal income tax purposes, the Person treated as owning the assets owned by Borrower for federal income tax purposes, is not a “foreign person” within the meaning of §1445(f)(3) or of §7701 of the Code.

4.1.16     Separate Lots. The Property is comprised of one (1) or more parcels, which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17     Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that might result in such special or other assessments.

4.1.18     Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19     No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable that are presently outstanding.

4.1.20     Insurance. Borrower has obtained and has delivered to Lender certificates of insurance, together with applicable endorsements and upon request will provide complete copies of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in Section 6.1 of this Agreement. As of the date of this Agreement, no litigated claims are currently pending, outstanding or otherwise remain unsatisfied under any such Policies limited to the Property, and, to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies limited the Property.

4.1.21     Use of Property. The Property (and each portion thereof) is used exclusively as a select service hotel and other appurtenant and related uses.

4.1.22     Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property and each portion thereof for its intended uses and otherwise as a select service hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property and each portion thereof is in conformity with the certificate of occupancy issued for the Property and any portion thereof.

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4.1.23     Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24     Physical Condition. Except for the PIP Work and the Required Repairs and except as otherwise described in the Property Condition Report, and to Borrower’s knowledge, (a) the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects and (b) there exists no structural or other material defects or damages in or on the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25     Boundaries. To Borrower’s knowledge, (a) all of the Improvements which were included in determining the appraised value of any portion of the Property lie wholly within the boundaries and building restriction lines of such portion of the Property, (b) no improvements on adjoining properties encroach upon any portion of the Property, and (c) no easements or other encumbrances upon the Property or any portion thereof encroach upon any of the Improvements, so as to adversely affect the value or marketability of the Property, except those easements or other encumbrances with respect to which the Title Insurance Policy insures against any losses resulting therefrom.

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4.1.26     Leases. No portion of the Property is subject to any Leases other than the Leases described on the rent roll attached as Schedule I. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or any portion thereof, except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no known defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases and any related guaranty (including all amendments thereto) delivered to Lender are accurate, true and complete, and there are no oral agreements with respect thereto. No Rents (other than security deposits, if any, listed on Schedule I) have been paid more than one (1) month in advance of its due date. All work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under such Lease to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as listed on Schedule I, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone, except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property. No Tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27     Survey. To Borrower’s knowledge, the Survey for the Property (and each portion thereof) delivered to Lender in connection with this Agreement has been prepared by a professional and properly licensed land surveyor in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2016. The Survey reflects the same legal description contained in the Title Insurance Policy.

4.1.28     Principal Place of Business; State of Organization. Each Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware and the organizational identification number of Owner Borrower is 4877919 and the organizational identification number of Operator Borrower is 4878085.

4.1.29     Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes (including all Other Taxes) required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax (including all Other Taxes) required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.

4.1.30     Special Purpose Entity/Separateness.

(a)        Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

(b)        The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c)        Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion.

In addition to the foregoing, Borrower hereby represents, warrants and agrees that (being hereinafter referred to as the “Backward-Looking Special Purpose Entity Representations and Warranties”) prior to the Closing Date:

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(i)           Each Borrower and Principal has always been (A) since the date of its formation in Delaware, duly formed, validly existing and in good standing under the laws of the state of Delaware, and (B) duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property and its business and operations, with requisite power and authority, and all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to own the Property and to transact the business in which it has been engaged.

(ii)           Neither Borrower nor Principal has ever had any judgments or liens of any nature against it except for tax liens not yet delinquent, Permitted Encumbrances, and liens which have been released on or prior to the Closing Date.

(iii)         Each of Borrower and Principal has always been in material compliance with all laws, regulations, and orders applicable to it and has always had, all material permits necessary for it to operate.

(iv)         Except as set forth on Schedule VIII attached hereto, neither Borrower nor Principal is aware of any pending or threatened litigation, nor has ever been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Lender.

(v)          Neither Borrower nor Principal has been, except as disclosed in writing to Lender, nor is involved in, any dispute with any taxing authority (other than any Property Tax appeals), and Borrower has paid all taxes due to any taxing authority before the delinquency thereof.

(vi)         To the extent financial statements of Borrower have been provided to Lender by or on behalf of Borrower in connection with the Loan, to Borrower’s knowledge, the latest set of each such financial statements fairly and accurately reflects the current financial condition of the subject of such statement, as of the date of such statement, in all material respects.

(vii)         Borrower has never owned any real property other than the Property and has never engaged in any business except the ownership and operation of such Property; Principal has never owned any property or assets other than the interests in Borrower and the proceeds thereof.

(viii)       Borrower has no material contingent or actual obligations unrelated to the Property and Principal has no material contingent or actual obligations.

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4.1.31     Management Agreement. The Management Agreement is in full force and effect and, to Borrower’s knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Neither the execution and delivery of the Loan Documents or Borrower’s performance thereunder will adversely affect Borrower’s rights under the Management Agreement.

4.1.32     Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33     No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or any portion thereof or the business operations and/or the financial condition of Borrower or Guarantor. Borrower and Guarantor have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34     Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35     Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, has been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.36     Cash Management Account.

(a)          This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in the Clearing Account and Cash Management Account in favor of Lender, as and when each such account may be established, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed its interest in the Clearing Account and Cash Management Account.

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(b)          Each of the Clearing Account and Cash Management Account shall constitute a “deposit account” within the meaning of the UCC.

(c)          Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that it shall instruct the Clearing Bank and Deposit Bank to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(d)          The Clearing Account and Cash Management Account shall not be held in the name of any Person other than Borrower, as pledgor, for the benefit of Lender, as secured party.

(e)          The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters and credit card company instruction letters issued in connection with any previous financing have been duly terminated on or prior to the date hereof.

4.1.37     Filing of Returns; Payment of Taxes. Each of Borrower’s and Guarantor’s federal tax identification number is set forth on Schedule V. Each of Borrower and Guarantor has at all times been properly treated for federal income tax purposes either as a Disregarded Entity or as a partnership. All Taxes relating to the Property are current and are not delinquent. Each of Borrower and Guarantor has filed, or caused to be filed, all federal, state, local and foreign Tax returns, reports and other Tax-related documents required to be filed by it and has paid all Taxes payable by it that have become due, other than those not yet delinquent and except for those being contested in accordance with Section 5.1.2. Each of Borrower and Guarantor has established on its books such charges, accruals and reserves in respect of Taxes for all fiscal periods as are required by sound accounting principles consistently applied. Neither Borrower nor Guarantor knows of any proposed assessment for additional Taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.

4.1.38     REA. The REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to the REA, is in material default thereunder, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. Except as set forth on Schedule VI, the REA has not been modified, amended or supplemented.

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4.1.39     Food and Beverage Agreement. On or prior to the date hereof, Borrower has delivered to Lender a true, correct and complete copy of the Food and Beverage Management Agreement. The Food and Beverage Management Agreement is in full force and effect and there is no material default, breach or violation existing thereunder by Operator Borrower or, to Borrower’s knowledge, License Holder and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation thereunder.

4.1.40     Environmental Representations. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required by Lender) with respect to the Property delivered to Lender by Borrower on or prior to the date hereof (hereinafter referred to as the “Environmental Reports”) and based upon Borrower’s actual knowledge, (A) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing pursuant to the Environmental Report(s); (B) there are no past, present or threatened Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Statute; (C) there is no past or present non-compliance with Environmental Statutes, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Statutes; (D) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to the threat of any Release of Hazardous Substances migrating to the Property; (E) Borrower does not know of, nor has it received, any written or oral notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Statute, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (F) Borrower has truthfully and fully delivered to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and all information that is contained in the files and records of Borrower, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and (G) no Mold is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Mold is present on any building materials or surfaces at the Property for which any Governmental Authority recommends or requires removal thereof by remediation professionals, and Borrower is not aware of any conditions at the Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal.

4.1.41     Franchise Agreement. The Franchise Agreement is in full force and effect and, to Borrower’s knowledge, there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Neither the execution and delivery of the Loan Documents nor Borrower’s performance thereunder will adversely affect Borrower’s rights under the Franchise Agreement.

4.1.42     PIP. There are no property improvement plans outstanding with respect to the Property other than the PIP.

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4.1.43     Labor Matters. There are no collective bargaining agreements or similar agreements in effect with respect to Borrower or the Property. Borrower does not have any employees.

4.1.44     Operating Lease. Owner Borrower is the owner and lessor of landlord’s interest in the Operating Lease. The Operating Lease is in full force and effect and there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Operating Rent has been paid more than one (1) month in advance of its due date. All security deposits (if any) under the Operating Lease are held by the Owner Borrower in accordance with applicable Legal Requirements. There has been no prior sale, transfer or assignment, hypothecation or pledge of the Operating Lease or of the Operating Rents received thereunder which is still in effect. Except pursuant to the Loan Documents, Operator Borrower has not assigned the Operating Lease or sublet all or any portion of the premises demised thereby other than pursuant to a Lease. Operator Borrower has no right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

Section 4.2     Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1          Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations, Borrower hereby covenants and agrees with Lender that:

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5.1.1     Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary for the conduct of its business and comply with all Legal Requirements applicable to Borrower and the Property (or any portion thereof). There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property or any portion thereof to commit, any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. Borrower shall not commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair (normal wear and tear excepted and subject to repairs and work expressly contemplated by this Agreement), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property (or portion thereof) or any alleged violation of any Legal Requirement; provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

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5.1.2     Taxes and Other Charges. Borrower shall pay, or shall cause its Tenant(s) to pay (to the extent any Tenant is obligated to make such payments under its Lease), all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, as the same become due and payable (and with respect to Property Taxes, prior to the date the same become delinquent); provided, however, Borrower’s obligation to directly pay Property Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.1 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Property Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, however, Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Lender pursuant to Section 7.1 hereof. Subject to the terms of this Section 5.1.2 and Section 5.2.2, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever, which may be or become a Lien or charge against the Property or any portion thereof (other than Permitted Encumbrances), and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes or Other Charges; provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Property Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Property Taxes or Other Charges from the Property (except that if such Property Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3     Litigation. Borrower shall give prompt notice to Lender of any proceedings by any Governmental Authority and any litigation, in each case, pending or threatened against Borrower, Principal and/or Guarantor which might materially adversely affect Borrower’s, Principal’s or Guarantor’s condition (financial or otherwise) or business or the Property or any portion thereof.

5.1.4     Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5     Notice of Default. Borrower shall promptly advise Lender of (i) any Material Adverse Change in Borrower’s, Principal’s or Guarantor’s condition, financial or otherwise, of which Borrower has knowledge or (ii) receipt of any written notice of default under the Management Agreement.

5.1.6     Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7     Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

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5.1.8     Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Property or any portion thereof in accordance with the terms of Article VI below, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expenses of an appraisal on behalf of Lender in the case of Casualty or Condemnation affecting the Property or any part thereof) out of such insurance proceeds.

5.1.9     Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a)         furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)        execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and

(c)        do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time. In furtherance hereof, Borrower grants to Lender, effective only upon the occurrence of an Event of Default, an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

5.1.10   Mortgage Taxes. Borrower shall simultaneously herewith pay all state, county and municipal mortgage, recording, stamp, intangible and all Other Taxes imposed upon the execution and recordation of the Security Instrument.

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5.1.11   Financial Reporting.

(a)        Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP, and the Uniform System of Accounts for Hotels (or such other accounting basis selected by Borrower, consistently applied, and reasonably acceptable to Lender), and the requirements of Regulation AB, proper and accurate books, records and accounts reflecting, in all material respects, all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time, at all times during normal business hours upon reasonable notice (which may be verbal), to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s reasonable request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.

(b)        Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s and Guarantor’s annual financial statements certified as true and correct by the party providing such statements, in accordance with GAAP, and the Uniform System of Accounts for Hotels (or such other accounting basis consistently applied and acceptable to Lender) and the requirements of Regulation AB covering the Property for such Fiscal Year, and containing statements of profit and loss for Borrower, Guarantor and the Property and a balance sheet for Borrower and Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) intentionally omitted, (iii) intentionally omitted, (iv) intentionally omitted, (v) intentionally omitted, and (vi) an Officer’s Certificate certifying that each annual financial statement fairly presents, in all material respects, the financial condition and the results of operations of Borrower and the Property subject to such reporting, and that such financial statements have been prepared in accordance with GAAP, and the Uniform System of Accounts for Hotels and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Guarantor’s annual financial statements shall be accompanied by (i) intentionally omitted, (ii) a statement of its Net Worth and Liquidity (as such terms are defined in the Guaranty) within such one hundred twenty (120) day period described above and (iii) an Officer’s Certificate certifying that each annual financial statement fairly presents, in all material respects, the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis consistently applied and acceptable to Lender) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

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(c)         Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) intentionally omitted; (ii) intentionally omitted; (iii)  quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Account), and, upon Lender’s reasonable request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter and containing a comparison of budgeted income and expenses and the actual income and expenses, and, upon Lender’s written request, a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender; (iv) a calculation reflecting the annual Debt Service Coverage Ratio and Debt Yield as of the last day of such quarter; (v) intentionally omitted; (vi) intentionally omitted; and (vii) a trailing-twelve month operating statement in the Uniform System of Accounts for Hotels format, presented on a month-by-month basis and in the aggregate for operations reported through the last month of the given calendar quarter. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate.

(d)        In addition, Borrower shall provide to Lender within thirty (30) days of the end of each calendar month the financial reports that Borrower receives from the Manager pursuant to the terms and provisions of the Management Agreement, together with (i) a rent roll for the subject month or quarter containing the names of all tenants at the Property, the terms and expiration date of their respective leases, the space occupied, the rents payable and the securities deposited thereunder, annualized expense reimbursement income detail paid by each tenant, together with the name of any lease guarantor thereof and (ii) STR Reports and PACE Reports for the most recently completed calendar month, including a summary report detailing monthly occupancy, including average daily rate.

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(e)        For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s approval, which shall not be unreasonably withheld, conditioned or delayed (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget that requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges, and such other adjustments to operating expenses required based on fluctuations in revenue as are reasonably approved by Lender. Notwithstanding anything to the contrary contained herein, in no event shall Borrower pay, or the Annual Budget include, any asset management fee payable to Kauai Hotel Series of JMIR Investments III, LP and/or Behringer Harvard Kauai Hotel, LLC or any construction management fee payable to JMIR-Project Manager LLC (unless expressly set forth in the PIP Work Budget and/or the Elective CapEx Work Budget approved by Lender), in each case, pursuant to the terms of the JV Agreement or otherwise; it being understood and agreed that any such fees shall be subordinate in all respects to the Obligations. Upon request of Lender, Borrower shall obtain and deliver to Lender subordination agreements in form and substance reasonably satisfactory to Lender executed by JMIR Investments III, LP, Behringer Harvard Kauai Hotel, LLC and JMIR-Project Manager LLC, as applicable.

(f)         In the event that Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval; provided, however, Lender’s approval shall not be required for Extraordinary Expenses incurred in connection with circumstances posing imminent danger to the life and safety of any Person at or on the Property so long as Borrower promptly notifies the Lender of the same.

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(g)        If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income for Borrower and the Property for the most recent Fiscal Year and interim period (or such longer period as may be required by Regulation S-K if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB) meeting the requirements and covering the time periods specified in Section 301 of Regulation S-K and Item 1112 of Regulation AB, if Lender expects that the principal amount of the Loan together with any related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall use commercially reasonable efforts to furnish to Lender financial data and/or financial statements for any Tenant of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such Tenant or group of Affiliated Tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such Tenant or group of affiliated Tenants would constitute a Significant Obligor. All financial data and financial statements provided by Borrower hereunder pursuant to this Section 5.1.11(g) shall be prepared in accordance with GAAP, and the Uniform System of Accounts for Hotels, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB and other applicable legal requirements. All financial statements referred to in this Section 5.1.11(g) hereof shall be audited by independent accountants of Borrower reasonably acceptable to Lender in accordance with Regulation AB, Regulation S-K or Regulation S-X, as applicable, and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under this Section 5.1.11(g) shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in this Section 5.1.11(g). If requested by Lender, each Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by the Lender. In the event Lender reasonably determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation S-K or Regulation S-X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section 5.1.11(g), Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender reasonably determines to be necessary or appropriate for such compliance.

(h)        Intentionally Omitted.

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(i)         Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(j)         Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from the Tenant under the Hawaiian Rainforest Lease (to the extent such financial and sales information is required to be provided under the Hawaiian Rainforest Lease and the same is received by Borrower after request therefor).

(k)        Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with any Securitization to such parties requesting such information in connection with such Securitization.

(l)         Borrower shall furnish to Lender, promptly upon receipt, all franchise inspection reports received by Borrower.

(m)       Borrower shall furnish or cause to be furnished to Lender, within thirty (30) days after the end of each calendar month, the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property.

(n)       All monthly and other operating statements to be delivered by or on behalf of Borrower hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels.

(o)        Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 5.1.11 within the applicable time periods set forth in this Section 5.1.11, Lender shall have the option, upon fifteen (15) days’ notice to Borrower, to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower. In addition, it shall be an Event of Default if any of the following shall occur: (i) any failure of Borrower to provide to Lender any of the Required Records within the applicable time periods set forth in this Section 5.1.11, if such failure continues for fifteen (15) days after written notice thereof, or (ii) in the event any Required Records shall be materially inaccurate or false, or (iii) in the event of the failure of Borrower to permit Lender or its representatives to inspect said books, records and accounts upon request of Lender as required by this Section 5.1.11.

5.1.12    Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall keep and maintain all Licenses necessary for the operation of the Property and each portion thereof for its intended uses and otherwise as a select service hotel.

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5.1.13     Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Permitted Encumbrances, and (b) the validity and priority of the Lien of the Security Instrument and the Assignment of Leases, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any Losses incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14     Costs of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of a Bankruptcy Action related to Borrower or any Principal or an assignment by Borrower or any Principal for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and expenses, and court costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use Taxes.

5.1.15     Estoppel Statement.

(a)          After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b)          Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial Tenant leasing space at the Property in form and substance reasonably satisfactory to Lender; provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

5.1.16     Estoppel Certificates. Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under the REA; provided that such certificates may be in the form required under the REA and, so long as no Event of Default has occurred and is continuing, Borrower’s obligations under this Section 5.1.16 shall be limited to no more than one (1) time per year.

5.1.17     Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.18     Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan

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Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.19     Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the Securitization.

5.1.20     No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property or any portion thereof (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.21     Leasing Matters.

(a)          Other than Hotel Transactions, Borrower shall not enter into any Major Lease (or any renewals, amendments or modifications (other than immaterial changes) of a Major Lease) without Lender’s prior consent in its reasonable discretion.

(b)          Each Major Lease shall be subject to Lender’s written approval, in its reasonable discretion, prior to Borrower’s execution of any such Major Lease (or any expansion, renewal or modification of such Major Lease (other than immaterial changes), or any cancellation or termination of any such Major Lease). All non-Major Leases (or any expansion, renewal or modification of such non-Major Leases) shall not require Lender’s prior approval. Borrower shall deliver to Lender true, complete and correct copies of any proposed Major Lease (or proposed expansion, renewal or modification of a Major Lease) requiring Lender’s approval.

(c)          Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower).

(d)          Borrower (i) shall observe and timely perform all obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved, except that Borrower shall not terminate, or accept the surrender by a Tenant of, any Lease unless by reason of a Tenant default and then only in a commercially reasonable manner to preserve and protect the Property; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Lender shall have the right to require each new Tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Lender.

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(e)          Borrower shall furnish Lender with true, correct and complete copies of all Leases, amendments thereof and any related agreements promptly following execution thereof.

(f)          Borrower shall promptly notify Lender, in writing, of any material defaults by any tenant or lease guarantor after Borrower becomes aware of the same.

5.1.22     Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, except with respect to any alterations to any Improvements which may have a material adverse effect on Borrower’s financial condition, the value of the Property or any portion thereof or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or any portion thereof or the Net Operating Income; provided that such alterations (a)(i) are either work performed pursuant to the terms of any Lease approved or deemed approved in accordance with the terms hereof, or the costs for such alterations are adequately covered in the current Approved Annual Budget, (ii) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and (iii) the aggregate cost thereof does not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Threshold Amount”), (b) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement or (c) are on account of Approved CapEx Expenses performed in accordance with the terms and provisions of this Agreement.

5.1.23     Operation of Property.

(a)          Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b)          Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement (including, without limitation, paying the Special Incentive Fee (as such term is defined in the Management Agreement) as and when the same is due and payable) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material notice and material report received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

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(c)          If (i)  an Event of Default occurs and is continuing, (ii) the Manager shall be the subject of a Bankruptcy Action or become insolvent, (iii) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, or (iv) fifty percent (50%) or more of the direct or indirect ownership interest in Manager has changed and Control of Manager has changed, in each event from what it was on the Closing Date, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that (x) the management fee for such replacement manager shall not exceed the then prevailing market rates (and in any event shall not exceed three percent (3%) of Gross Income from Operations per annum, from time to time), and (y) Lender shall not be liable for or obligated to pay any termination fee or other penalty in connection with such termination.

(d)         All Material Agreements shall be subject to the prior review and approval, not to be unreasonably withheld, of Lender.

5.1.24     No Credits on Account of the Obligations. Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Property Taxes assessed against the Property and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate Tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.

5.1.25     Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property to always be located at the Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.

5.1.26     Appraisals. Lender shall have the right to obtain a new or updated appraisal of the Property (and/or any portions thereof) from time to time; provided, however, that so long as no Event of Default has occurred Lender shall do so with respect to the same portion of the Property not more often than once in every twelve (12) month period. Borrower shall cooperate with Lender in this regard. If the appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank or lender policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such appraisal upon Lender’s request.

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5.1.27     Financing Statements. Borrower, at its sole cost and expense, shall at all times cause the Security Instrument and the Assignment of Leases, together with any UCC-1 financing statements required to be filed in connection therewith, to be recorded, registered or filed in the appropriate public records, and any amendments or supplements hereto and thereto, and, if requested by Lender, any instruments of assignment hereof or thereof, to be recorded, registered and filed, as applicable, and to be kept recorded, registered and filed, in such manner and in such places, shall pay all recording, registration and filing fees and taxes and other charges, including any recording, transfer or intangible personal property tax or similar imposition, with respect thereto, and shall comply with all applicable Legal Requirements in order fully and effectively to establish, preserve, perfect and protect Lender’s first priority security interest in the Property and the Collateral, subject only to Permitted Encumbrances and the Liens created by the Loan Documents. Borrower hereby authorizes Lender to file UCC-1 financing and continuation statements with respect to the Property and the Collateral.

5.1.28     Liquor License. Borrower shall maintain, or cause the Manager to maintain, all hospitality licenses required to operate the Property as operating on the Closing Date; and shall cause License Holder to maintain the Liquor License pursuant to the Food and Beverage Management Agreement and renew or obtain a new Liquor License prior to the expiration of the Liquor License. Borrower shall not permit the Manager or License Holder to transfer the Liquor License or other hospitality licenses, except to Lender pursuant to the terms of the Loan Documents and, if applicable, to Highgate or an Affiliate of Highgate in connection with the replacement of Manager with Highgate. Borrower shall promptly deliver to Lender, at Borrower’s sole cost and expense, a Replacement Liquor License Cooperation Agreement fully executed by Borrower and License Holder.

5.1.29     ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as may be requested by Lender in its reasonable discretion that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as defined in and subject to the provisions of Section 4975 of the Code an entity whose assets are treated as “plan assets” for purposes of ERISA or the Code or a “governmental plan” within the meaning of Section 3(32) of ERISA or any entity whose assets are treated as “plan assets” of a governmental plan or plans; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, in either case, subjecting Lender to liability for a violation of ERISA, the Code, a state statute or regulation or a similar law; and (iii) one or more of the following circumstances is true:

(a)         equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3–101(b)(2);

(b)         less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(c)         Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(d)         the Loan meets the requirements of PTE 95-60, 91-38, 90-1, 84-14 or similar exemption.

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5.1.30     Operating Lease. Each of Owner Borrower and Operator Borrower shall (a) cause the Property be operated in accordance with the terms of the Operating Lease; (b) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by it under the Operating Lease, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; and (c) promptly notify Lender of any default by either Borrower under the Operating Lease beyond any applicable notice and cure period.

5.1.31     Required Repairs. Borrower shall complete the repairs and improvements to the Property identified on Schedule II attached hereto (such repairs hereinafter referred to as “Required Repairs”) in a good and workmanlike manner on or before the date that is forty-five (45) days after the Closing Date. It shall be an Event of Default if Borrower does not complete the Required Repairs within the aforementioned timeframe.

5.1.32     Post-Closing Obligations.

(a)          No later than thirty (30) days after the Closing Date, Borrower shall deliver to Lender, at Borrower’s sole cost and expense, an update (dated no earlier than the date hereof) to that certain PZR Report with respect to the Property dated May 4, 2017, prepared by the Planning and Zoning Commission (which shall include the violation searches and verifications) (the “Updated Zoning Report”). In the event that the Updated Zoning Report reflects any violations of Legal Requirements or violation cited from any Governmental Authority with respect to all or any portion of the Property (including any zoning, local code, or ordinance violations), Borrower shall, or shall cause a third party to, cure such violation with diligence within an amount of time as shall be reasonably necessary to so effect such cure, at Borrower’s sole cost and expense.

(b)         Borrower shall use commercially reasonable efforts to deliver to Lender within ten (10) days after the Closing Date, at Borrower’s sole cost and expense, an estoppel certificate executed by the tenant under the Rainforest Lease, in form and substance reasonably satisfactory to Lender.

(c)         Borrower shall deliver to Lender within five (5) Business Days of the Closing Date (x) copies of the ACH agreements with issuers of credit cards accepted at the Property, and (y) evidence that Borrower or Manager has delivered instruction letters to each of the issuers of credit cards accepted at the Property to transmit all sums directly to the Clearing Account; provided, however, in each case, so long as Borrower is diligently pursuing the foregoing, Borrower shall have an additional five (5) Business Days to deliver the same to Lender.

Section 5.2            Negative Covenants. From the date hereof until payment and performance in full of the Obligations, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

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5.2.1     Operation of Property.

(a)         Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b)         Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2     Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances; provided, however, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any mechanic’s or materialmen’s liens; provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any claim resulting in such Lien, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of any claims resulting in such contested Lien; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any claim resulting in such contested Lien, together with all interest and penalties thereon.

5.2.3     Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the property or assets of Borrower except to the extent permitted by the Loan Documents (unless such transfer or sale will result in the indefeasible repayment in full of the Loan), (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause or allow Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal, as applicable would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, in each case, without obtaining the prior consent of Lender.

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5.2.4     Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5     Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6     Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender.

5.2.7     No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8     Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days’ prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9     ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a Prohibited Transaction.

5.2.10   Transfers.

(a)         Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property.

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(b)        Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (in each case, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, directly or indirectly, at any tier of ownership, except with respect to (x) the transient occupancy of guest rooms at the Property by hotel guests in the ordinary course of Borrower’s business and (y) any Leases otherwise expressly permitted under this Agreement, (ii) permit a Sale or Pledge of any interest in any Restricted Party, directly or indirectly, at any tier of ownership (any of the actions in the foregoing clauses (i) or (ii), a “Transfer”), or (iii) suffer or permit any such Transfer described in this Section 5.2.10 to occur by or in a Restricted Party, directly or indirectly, at any tier of ownership, in each case, other than (A) the leasing of space in the Improvements to Tenants pursuant to Leases entered into in accordance with the provisions of Section 5.1.21 hereof and any Hotel Transactions, (B) Permitted Transfers, (C) Permitted Encumbrances, and (D) any Transfer by Borrower to Lender or its designee or other Transfer resulting from the exercise by Lender of its rights and remedies under the Loan Documents.

(c)        A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property, or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property or all or substantially all of a building located on the Property, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.23 hereof.

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(d)        Notwithstanding the provisions of Sections 5.2.10(a)-(c), Lender’s consent shall not be required under this Section 5.2.10 in connection with one or a series of Transfers (but not encumbrances of) as follows: (i) the indirect interests in each of Owner Borrower, Operator Borrower, Owner Sole Member and Operator Sole Member; (ii) the sale, transfer or issuance of stock in any Restricted Party so long as such stock is listed on the New York Stock Exchange or another nationally recognized stock exchange; (iii) a Transfer by devise or descent or by operation of law upon the death of an individual having a direct or indirect legal or beneficial ownership interest in Borrower; (iv) a Transfer made pursuant to Section 5.2.10(e) hereof (so long as all of the conditions set forth therein have been satisfied); or (v) a Behringer Buyout Event (so long as all of the Behringer Buyout Event Conditions have been satisfied); provided, however, that with respect to each Transfer described in clauses (i) – (iii) hereof, such Transfer will only be permitted without Lender consent if, (I) following such Transfer, (A) JMI JV Member directly or indirectly owns at least twenty percent (20%) of each Borrower, (B) JMI Guarantor owns at least two and seventy-five hundredths percent (2.75%) of the direct interests in JMI JV Member and continues to Control, directly or indirectly, JMI JV Member and each Borrower (unless Behringer JV Member exercises its rights pursuant to Section 7.2(d) of the JV Agreement in effect on the Closing Date, in which case Behringer JV Member may appoint a replacement manager of the Joint Venture acceptable to Lender provided such replacement manager or an Affiliate thereof assumes all of the JMI Guarantor’s obligations, on a joint and several basis, under the Guarantor Documents), and (C) Behringer Guarantor (1) directly or indirectly owns at least fifty-one percent (51%) of each Borrower and (2) continues to Control, directly or indirectly, each Behringer JV Member (unless a Behringer Buyout Event has occurred and all of the Behringer Buyout Event Conditions have been satisfied), (II) as a condition precedent to each such Transfer (other than a Transfer pursuant to (ii) above), Lender shall receive not less than fifteen (15) days’ prior notice of such proposed Transfer (or, in the case of a Transfer pursuant to (iii) above, Borrower shall deliver to Lender notice of such Transfer promptly following such death), (III) if after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in Borrower as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer (other than a Transfer pursuant to (iii) above), deliver to Lender an Additional Insolvency Opinion acceptable to Lender (and the Rating Agencies if a Securitization has occurred), (IV) with respect to Transfers in (i) above, no transferee shall have been convicted of any crime (other than a misdemeanor not involving moral turpitude), or be the subject of any ongoing criminal proceeding, (V) neither such transferee nor any of such transferee’s direct and indirect beneficial owners are an Embargoed Person, (VI) such transferees shall not have filed for bankruptcy (or other similar insolvency proceedings) within the seven (7) year period prior to such Transfer (in the case of this clause (VI), if such transferee will, by virtue of any such transfer, have or obtain direct or indirect Control of Borrower or Guarantor), (VII) such Transfer shall not cause any violation of Section 4.1.30 or Section 5.2.12 of this Agreement, and (VIII) to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in either Borrower immediately following such Transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower as of the Closing Date) or shall Control Borrower, Borrower shall deliver (and Borrower shall be responsible for any reasonable out-of-pocket costs and expenses in connection therewith), customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and OFAC) reasonably acceptable to Lender with respect to such transferee. Borrower shall pay any and all reasonable costs and expenses of Lender incurred in connection with a Transfer permitted under this Section 5.2.10(d) (including, without limitation, reasonable attorneys’ fees and expenses). Upon request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 5.2.10(d). Notwithstanding anything to the contrary contained in this Agreement, (x) no Transfer of any direct ownership interests in any Borrower, Sole Owner Member or Sole Operator Member shall be permitted without Lender’s prior written consent, in its sole discretion and (y) no Transfer shall be a Permitted Transfer unless such Transfer is made in compliance with the Franchise Agreement.

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(e)        In connection with a Transfer of either the Property or one hundred percent (100%) of the direct or indirect interests in Borrower, Borrower shall have the right to request Lender’s consent to the assumption of the Loan by the purchaser of the Property or one hundred percent (100%) of the direct or indirect interests in Borrower, which consent Lender may grant or deny in its sole and absolute discretion. Any such assumption of the Loan shall be conditioned upon, among other things, (i) (A) the financial condition and creditworthiness of such purchaser and its direct and indirect owners and sponsors must be acceptable to Lender in all respects and (B) the delivery of financial information, including, without limitation, audited financial statements and other documents reasonably requested by Lender, for such purchaser and the direct and indirect owners and sponsors of such purchaser in order for Lender to make a determination with respect to the terms of the preceding clause (A), (ii) the delivery of evidence that the purchaser is a Special Purpose Entity, (iii) the execution and delivery of all documentation reasonably requested by Lender including, without limitation, replacement guaranties (with the same net worth and liquidity covenants as set forth in the Guarantor Documents) and an environmental indemnity agreement, from an entity or entities satisfactory to Lender and the applicable Rating Agencies, the form and substance of each shall be the same in all material respects as the Guarantor Documents delivered by Guarantor, (iv) the delivery of opinions of Borrower’s counsel requested by, and in form and substance satisfactory to, Lender, including, without limitation, an Additional Insolvency Opinion, with respect to the purchaser and other entities identified by Lender or requested by the applicable Rating Agencies and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents and any other matters requested by Lender, (v) the delivery of an endorsement to the title insurance policy insuring the Lien of the Security Instrument in form and substance acceptable to Lender, as assumed, subject only to the Permitted Encumbrances, (vi) the payment of all of Lender’s fees, costs and expenses, including, without limitation, attorneys’ fees and costs, actually incurred by Lender in connection with such assumption, (vii) evidence that the new borrower is of good repute and qualified to own properties of this type, (viii) payment to Lender of an assumption fee equal to .50% of the then Outstanding Principal Balance, (ix) (A) prior to a Securitization, Lender determines in its sole discretion that a Rating Agency Confirmation would be obtainable had a Securitization occurred, or (B) after a Securitization, delivery to Lender of a Rating Agency Confirmation, (x) confirmation that such Transfer will not cause a default under the Franchise Agreement, (xi) confirmation that the Property will continue to be managed by Manager or a Qualified Manager, and (xii) confirmation that the transferee or its Affiliate (a) has not (within the past ten (10) years) defaulted, or is not now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Lender, any Affiliate of Lender, or any other financial institution or other Person providing or arranging financing; (b) has not been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is not an organized crime figure or is not reputed (as determined in good faith by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (c) has not at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (d) as to which an involuntary petition (which was not subsequently dismissed within sixty (60) days), has not at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (e) has not at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (f) has not at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (g) has not at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; and (h) has not been found by a court of competent jurisdiction or other Governmental Authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, an assumption of the Loan by KSL Capital Partners Management IV, LLC or its Affiliate (a “KSL Transferee”) shall be permitted, subject to (1) no Event of Default having occurred, (2) the satisfaction all of the conditions set forth in clauses (ii)-(vii) and (ix)-(xii) hereof (it being agreed that no assumption fee shall be due and payable in connection with a Transfer to a KSL Transferee) and (3) receipt by Lender of (a) customary searches reasonably requested by Lender (including credit, judgment, lien, litigation, bankruptcy, criminal and OFAC) reasonably acceptable to Lender with respect to such KSL Transferee and its Affiliates and (b) financial statements of such KSL Transferee and its direct and indirect owners and sponsors reasonably requested by, and acceptable to, Lender.

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(f)           Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer prohibited hereunder without Lender’s consent. This provision shall apply to every Transfer prohibited hereunder regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11     REA. Neither Borrower nor its Affiliates shall, without the prior written consent of Lender, modify the REA in any material respect.

5.2.12     Special Purpose Entity/Separateness.

(a)          Each of Borrower and Principal is and shall continue to be a Special Purpose Entity.

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(b)         Any assumptions made in any non-consolidation opinion required to be delivered in connection with the Loan Documents subsequent to the Insolvency Opinion (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct in all respects. Borrower has complied with and will comply with (and Principal has complied with and Borrower will cause Principal to comply with) all of the assumptions made with respect to Borrower (or Principal) in the Insolvency Opinion. Borrower will comply with all of the assumptions made with respect to Borrower, and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein. Borrower shall provide Lender with thirty (30) days’ prior written notice prior to the removal of an Independent Director of any of Borrower and/or Principal and Borrower shall not permit or suffer to exist the removal of any Independent Director (nor the appointment of any Independent Director) without Lender’s consent, and shall replace an Independent Director who resigns with another Independent Director within ten (10) days of such resignation.

5.2.13     Embargoed Person; OFAC. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower, Principal nor Guarantor is (or will be) a Person with whom Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the U.S. Government fight the funding of terrorism and money laundering activities, the U.S.A. Patriot Act (and the regulations thereunder) requires the Lender to obtain, verify and record information that identifies its customers. Borrower shall provide the Lender with any additional information that the Lender reasonably deems necessary from time to time in order to ensure compliance with the U.S.A. Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.

5.2.14   Operating Lease. Without Lender’s prior written consent, neither Borrower shall (i) surrender, terminate or cancel the Operating Lease; (ii) reduce or consent to the reduction or termination of the term of the Operating Lease; (iii) increase or consent to the increase of the amount of any charges under the Operating Lease; (iv) modify, change, supplement, alter or amend the Operating Lease in any material respect or waive or release any of Owner Borrower’s rights and remedies under the Operating Lease; or (v) waive, excuse, permit or in any way release or discharge Operator Borrower from any of its material obligations, covenants and/or conditions under the Operating Lease.

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Section 5.3            Hotel Covenants.

(a)         Borrower shall cause the hotel located on the Property to be operated pursuant to the Franchise Agreement.

(b)         Each Borrower shall (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Franchise Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each material notice and material report received by it under the Franchise Agreement, if any; and (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Franchisor under the Franchise Agreement.

(c)         If Borrower shall enter into any new or amended Franchise Agreement with Lender’s consent (other than any amendments in connection with the replacement of Manager with Highgate pursuant to the terms and provisions of this Agreement), Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the Franchisor which is in form and substance reasonably acceptable to Lender (it being agreed that the form and substance of the Comfort Letter is reasonably acceptable to Lender); provided, however, so long as Borrower is diligently pursuing the delivery of a comfort letter from the Franchisor, Borrower shall have an additional period of time not to exceed ten (10) days to deliver the same. If a Securitization has occurred, notwithstanding the foregoing, Borrower shall not be permitted to enter into any new Franchise Agreement or any material amendment to the existing Franchise Agreement unless it has received a Rating Agency Confirmation from each Approved Rating Agency with respect thereto.

(d)         Operator Borrower shall not, without Lender’s prior written consent (and, if a Securitization has occurred, without obtaining a Rating Agency Confirmation from each Approved Rating Agency with respect thereto), (i) surrender, terminate or cancel the Franchise Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under, the Franchise Agreement.

(e)         Without in any way limiting the covenants set forth in the Loan Documents, Borrower shall: (i) cause the hotel located on the Property to be operated, repaired and maintained as a well-maintained “select-service hotel” which shall mean a hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotel located on the Property and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.

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Section 5.4     Environmental Covenants. Borrower covenants and agrees that: (A) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Statutes and permits issued pursuant thereto; (B) there shall be no Releases of Hazardous Substances in, on, under or from the Property, except those that are both (i) in compliance in all material respects with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing; (C) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance in all material respects with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing; (D) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Statute, whether due to any act or omission of Borrower or any other Person; (E) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, by an environmental consultant approved by Lender pursuant to any reasonable written request of Lender (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender shall be entitled to rely on such reports and other results thereof; (F) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) effectuate Remediation or obtain a no further action letter for any condition (including, but not limited to, a Release of any Hazardous Substances) in, on, under or from the Property, in full compliance of Environmental Statutes or reasonably required by Lender based upon recommendations and observations of an independent environmental consultant approved by Lender, (ii) comply with any Environmental Statute, (iii) comply with any directive from any Governmental Authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (G) Borrower shall not do, or allow any Tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (H) Borrower shall use commercially reasonable efforts to enforce the applicable provisions of the Leases in order to prevent Tenants or other users of the Property from taking any action that violates any applicable Environmental Statute, impairs or may impair the value of the Property, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to the Property; and (I) promptly after becoming aware thereof, Borrower shall notify Lender in writing of (i) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property, (ii) any non-compliance with any Environmental Statutes related in any way to the Property, (iii) any actual or potential imposition of a lien or other encumbrances against the Property imposed pursuant to any Environmental Statute (iv) any required or proposed Remediation of environmental conditions relating to the Property, and/or (v) any written or oral notice or other communication of which any Borrower becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Statute, other environmental conditions in connection with the Property, the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 5.4.

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Section 5.5           Labor Matters. Borrower shall (i) not enter into or otherwise permit the Property to be affected by any collective bargaining agreements without the prior written consent of Lender, not to be unreasonably withheld, and (ii) not consent to enter into any collective bargaining agreements unless required by applicable law. Neither Borrower nor Manager shall take any action that would trigger a withdrawal liability to any Multiemployer Plan or any Pension Plan.

Section 5.6           CapEx.

5.6.1     CapEx Budget and Scope.

(a)         Borrower shall deliver to Lender for its review and approval as soon as possible following the date hereof but no later than ten (10) Business Days prior to the earlier of (x) six (6) months after the date hereof and (y) the date Franchisor requires any item of the PIP Work to be Commenced (as may be set forth in any written notice delivered by Franchisor), (1) a capital expense budget for the construction and completion of the PIP Work and (2) any plans and specifications relating to the PIP Work, in each case, to be approved by Lender in its reasonable discretion (such capital expense budget for the construction and completion of the PIP Work, once approved, and as the same may be modified pursuant to the terms and provisions of this Agreement, the “PIP Work Budget”). In the event that Lender objects to the proposed capital expense budget or any plans and specifications submitted by Borrower for the construction and completion of the PIP Work, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such capital expense budget and plans and specifications, as applicable, and resubmit the same to Lender within ten (10) days after receipt of Lender’s objection. Lender shall advise Borrower of any objections to such revised capital expense budget and plans and specifications within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise and resubmit the same within ten (10) days and otherwise in accordance with the process described in this subsection until Lender approves the capital expense budget and any plans and specifications relating to the PIP Work. Borrower’s delivery, and Lender’s approval, of the capital expense budget and any plans and specifications relating to the PIP Work together with the delivery of any modifications or reaffirmations of the Completion Guaranty by Guarantor, at Guarantor’s sole cost and expense, as Lender may reasonably require, are referred to herein, collectively, as the “PIP Work Conditions”).

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(b)        If Borrower elects to perform any of the Elective CapEx Work, Borrower shall deliver to Lender for its review and approval no later than ten (10) Business Days prior to November 9, 2018, (1) a capital expense budget for the construction and completion of the Elective CapEx Work, and (2) a general scope of the Elective CapEx Work and any plans and specifications relating to the Elective CapEx Work, in each case, to be approved by Lender in its reasonable discretion (such capital expense budget for the construction and completion of the Elective CapEx Work, once approved, and as the same may be modified pursuant to the terms and provisions of this Agreement, the “Elective CapEx Work Budget”). In the event that Lender objects to the proposed capital expense budget or any plans and specifications submitted by Borrower for the construction and completion of the Elective CapEx Work, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such capital expense budget and plans and specifications, as applicable, and resubmit the same to Lender within ten (10) days after receipt of Lender’s objection. Lender shall advise Borrower of any objections to such revised capital expense budget and plans and specifications within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise and resubmit the same within ten (10) days and otherwise in accordance with the process described in this subsection until Lender approves the capital expense budget and any plans and specifications relating to the Elective CapEx Work. Borrower’s delivery, and Lender’s approval, of the capital expense budget and any plans and specifications relating to the Elective CapEx Work together with the delivery of any modifications or reaffirmations of the Completion Guaranty by Guarantor, at Guarantor’s sole cost and expense, as Lender may reasonably require, are referred to herein, collectively, as the “Elective CapEx Work Conditions”).

(c)        Once Lender approves the PIP Work Budget and/or the Elective CapEx Work Budget, as applicable, Borrower shall not modify the PIP Work Budget or the Elective CapEx Work Budget, as applicable, or the scope of the PIP Work or the Elective CapEx Work, as applicable, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed; provided, however, that so long as no Event of Default has occurred and is continuing and so long as the same does not cause a default under the Franchise Agreement or the PIP, Borrower may from time to time (x) with respect to the PIP Work Budget, reallocate cost savings actually realized from one line item to other line item(s) in the PIP Work Budget or reallocate from the contingency line item in the PIP Work Budget to any other line item in such PIP Work Budget (up to a pro rata amount based on the then estimated cost to achieve Completion of the PIP Work) and (y) with respect to the Elective CapEx Work Budget, reallocate cost savings actually realized from one line item to other line item(s) in the Elective CapEx Work Budget or reallocate from the contingency line item in the Elective CapEx Work to any other line item in such Elective CapEx Work (up to a pro rata amount based on the then estimated cost to achieve Completion of the Elective CapEx Work), in each case, upon written notice to, but without the approval of, Lender.

5.6.2     Completion.

(a)        Borrower has received extensions from Franchisor for the Commencement and Completion of the PIP Work and, as of the date hereof, Borrower has not received any notice from Franchisor which would require Borrower to Commence or Complete any items of the PIP Work by any specific dates. Borrower shall cause the PIP Work to be Commenced no later than the date Franchisor requires any item of the PIP Work to be Commenced as set forth in any written notice from Franchisor, if any (and prior to Commencement of the PIP Work, all of the PIP Work Conditions shall have been satisfied). Once the PIP Work has been Commenced, Borrower shall cause the PIP Work to be prosecuted and Completed in a good and workmanlike manner in accordance with the PIP Work Budget, applicable plans and specifications and in compliance with all Legal Requirements (including landmarks and zoning laws and all applicable administrative ordinance and code requirements) and in accordance with the terms and provisions of the Franchise Agreement and the PIP, by the Completion Date.

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(b)        Borrower shall cause any Elective CapEx Work actually Commenced to be prosecuted and Completed in a good and workmanlike manner in accordance with the Elective CapEx Work Budget, applicable plans and specifications and in compliance with all Legal Requirements (including landmarks and zoning laws and all applicable administrative ordinance and code requirements) and in accordance with the terms and provisions of the Franchise Agreement, if applicable. Notwithstanding anything to the contrary contained herein, Borrower shall not Commence any Elective CapEx Work unless and until all of the Elective CapEx Work Conditions have been satisfied.

5.6.3     Will Serve Letters. Borrower shall, at Lender’s request, (x) obtain and deliver to Lender, in a form reasonably satisfactory to Lender, “will-serve” letters from each general contractor and (y) use commercially reasonable efforts to obtain and deliver to Lender, in a form reasonably satisfactory to Lender, “will-serve” letters for all contracts related to the CapEx, including contracts with each architect, engineer and construction manager performing work at the Property, in each case, to the extent such contract is an amount in excess of $200,000.

5.6.4     Plans. Once Lender has approved any plans and specifications for the CapEx Work, Borrower shall not modify the same in any material respect without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1            Insurance.

(a)         Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

(i)     comprehensive “All Risk” or “Special Form” insurance, including the peril of wind (named storms) on the Improvements and the Personal Property, in each case (A) in an amount equal to or greater than one hundred percent (100%) of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value with no waiver of depreciation,; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) per occurrence for all such insurance coverage, except for windstorm and earthquake, which shall provide for no deductible in excess of 5% of the total insurable value of the Property. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a federally designated “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance covering building and contents in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, together with such “excess flood” insurance naming Lender as mortgagee/loss payee in such amount and with such deductible as Lender may reasonably require; and (y) if the Property is located in an area with a high degree of seismic risk as reasonably determined by Lender, and the PML/SEL of the Property exceeds twenty percent (20%), earthquake insurance in amounts and in form and substance satisfactory to Lender);

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(ii)           commercial general liability insurance, including coverage provided by a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (C) add Lender as an additional insured; and (D) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insured contracts;

(iii)           rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsections 6.1(a)(i), (iv) and (vi); (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (E) for loss of Rents in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. Business income coverage is required to reimburse for loss net profit, continuing expenses and necessary payroll, while the Property is under restoration. The amount of such loss of Rents or business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate from the Property for the succeeding eighteen (18) month period. Notwithstanding anything to the contrary in Section 2.7 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied at Lender’s sole discretion to (I) the Debt, or (II) Operating Expenses approved by Lender in its sole discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

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(iv)           at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability umbrella liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required herein this Section 6.1(a); and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

(v)           worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement (if applicable);

(vi)           comprehensive boiler and machinery/equipment breakdown insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)           motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than One Million and No/100 Dollars ($1,000,000.00) (if applicable);

(viii)        umbrella insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(ix)           intentionally omitted;

(x)            if the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or use, ‘Ordinance or Law” coverage to the undamaged portion of the Improvements, demolition and debris removal, and increased cost of construction in amounts acceptable to Lender;

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(xi)          the commercial property policy (including business income), general liability and umbrella or excess liability insurance required under Sections 6.1(a)(i), (ii), (iii) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 6.1(a)(i), (ii), (iii) and (viii) above at all times during the term of the Loan; and

(xii)         upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards, which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b)        All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state and having a claims paying ability rating of “A-” or better by S&P and a financial strength rating of at least “A” and a financial size category of at least “X” from A.M. Best Company. Notwithstanding the foregoing, Lender shall accept Starr Surplus Lines Insurance Company, rated “A XV” with AM Best, as an insurer for the property Policy, for so long as the rating of such insurer is not withdrawn or downgraded below the date hereof. In the event such insurer's rating is withdrawn or downgraded below an A: X rating from AM Best, Borrower shall promptly notify Lender and replace such insurer with an insurer meeting the rating requirements set forth herein. Not less than ten (10) days prior to the expiration of the Policies theretofore furnished to Lender, Borrower shall deliver certificates of insurance evidencing the renewal or successor Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), and, upon receipt of written request from Lender, copies of all renewal Policies shall be delivered by Borrower to Lender.

(c)        Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a) hereof; provided, however, any blanket insurance policy that does not specifically allocate to the Property the amount of coverage from time to time required hereunder shall be subject to Lender’s reasonable approval after taking into account, among other things, the amount, location, number, type and size of properties covered by such blanket insurance policy.

(d)        All Policies provided for or contemplated by Section 6.1(a), shall name Borrower as a named insured and, in the case of liability Policies, except for the for the Policies referenced in Section 6.1(a)(v) and (vii), shall name Lender (and its successors and assigns) as an additional insured, and in the case of property Policies, including but not limited to boiler and machinery, loss of rents/business interruption, terrorism, earthquake and flood insurance shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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(e)        With respect to the Policies of property insurance, they shall contain clauses or endorsements to the effect that, or otherwise provide that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies shall not be canceled without at least thirty (30) days’ notice to Lender, except for non-payment of premium which shall be ten (10) days; and (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)        With respect to the Policies of liability insurance, they shall provide that the Policy shall not be cancelled without at least thirty (30) days’ written notice to Lender, except for ten (10) days’ written notice for cancellation due to non-payment of premium. If the issuers cannot or will not provide notice, the Borrower shall be obligated to provide such notice.

(g)        Policies shall be required to be provided to Lender upon written request. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, with three (3) days’ notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

Section 6.2           Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) unless Lender fails to make Net Proceeds available for Restoration in violation of this Agreement, promptly commence and diligently prosecute the completion of Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Unless Lender fails to make Net Proceeds available for Restoration in violation of this Agreement, Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than One Million and No/100 Dollars ($1,000,000.00) (the “Casualty Threshold”) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

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Section 6.3            Condemnation.

(a)        Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority, but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property or any portion thereof is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

(b)        Notwithstanding the foregoing provisions of Section 6.2, Section 6.3(a), and Section 6.4 hereof, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Security Instrument in connection with a Casualty or Condemnation (but taking into account any proposed Restoration on the remaining portion of the Property), the Loan to Value Ratio is greater than one hundred twenty-five percent (125%) (such value to be determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless the Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust and will not be subject to a prohibited transactions tax as a result of the related release of such portion of the Lien of the Security Instrument.

Section 6.4            Restoration. The following provisions shall apply in connection with any Restoration:

(a)        If the Net Proceeds shall be less than the Casualty Threshold and the costs of completing Restoration shall be less than the Casualty Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt; provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.

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(b)          If the Net Proceeds are equal to or greater than the Casualty Threshold, but less than twenty percent (20%) of the original principal balance of the Loan or the costs of completing Restoration is equal to or greater than the Casualty Threshold, but less than twenty percent (20%) of the original principal balance of the Loan, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)            The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its reasonable discretion that the following conditions are met:

(A)     no Default or Event of Default shall have occurred and be continuing;

(B)     (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the affected building has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the parcel has been taken, and such land is located along the perimeter or periphery of such parcel, and no portion of the Improvements is located on such land;

(C)     intentionally omitted;

(D)     Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs); provided that so long as Borrower is diligently pursuing commencement of the Restoration within ninety (90) days after such Casualty or Condemnation, such ninety (90) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to so commence Restoration, such additional period not to exceed thirty (30) days, and Borrower shall diligently pursue the Restoration satisfactory completion. For the avoidance of doubt, the aforementioned periods of time may be extended at Lender’s reasonable discretion.

(E)     Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

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(F)     Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the then applicable Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, if any, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G)     the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)     Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)     such Casualty or Condemnation, as applicable, does not result in the loss of access to any portion of the Property or the related Improvements that cannot be restored as part of the Restoration;

(J)     intentionally omitted;

(K)     the Loan to Value Ratio after giving effect to Restoration, shall be equal to or less than the lesser of (x) the Loan to Value Ratio on the Closing Date and (y) the Loan to Value Ratio on the date immediately preceding such Casualty or Condemnation;

(L)     Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire estimated cost of completing Restoration, which budget shall be acceptable to Lender;

(M)     the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of Restoration; and

(N)     Lender shall be satisfied that the Restoration will be completed in accordance with any requirements under the Franchise Agreement.

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(ii)           The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account (the “Net Proceeds Account”) and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialmen’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property or any portion thereof which (1) have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company, or (2) are not being contested in accordance with the terms of Section 5.2.2 hereof.

(iii)          All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with Restoration. The identity of the contractors, subcontractors and materialmen engaged in Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)          In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, as certified by the Casualty Consultant, minus the Retention Amount. The term “Retention Amount” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of Restoration, as certified by the Casualty Consultant, until Restoration has been completed. The Retention Amount shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Retention Amount shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Retention Amount; provided, however, that Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialmen’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the applicable contractor, subcontractor or materialman.

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(v)          Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)          If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii)        The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with Restoration have been paid in full, shall be remitted by Lender to Borrower; provided no Event of Default shall have occurred and shall be continuing.

(c)        If Net Proceeds are (i) equal to or greater than twenty percent (20%) of the original principal amount of the Loan, or (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i) or otherwise), then in any such event all Net Proceeds may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

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(d)        In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other Transfer of title.

ARTICLE VII

RESERVE FUNDS

Section 7.1            Tax and Insurance Escrow.

7.1.1     Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender the Initial Tax Deposit on account of the Property Taxes next coming due and the Initial Insurance Premiums Deposit on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12) of the Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Property Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts so deposited with Lender are hereinafter called the “Tax and Insurance Escrow Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Tax and Insurance Escrow Account”). At Lender’s option, the Tax and Insurance Escrow Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. Notwithstanding the previous requirements of this Section 7.1.1, Lender shall waive Borrower’s obligations to (I) deposit the Initial Insurance Premiums Deposit, and (II) pay to Lender on each Payment Date the payment described in clause (b) of this Section 7.1.1, each for so long as the following conditions are met (any of which may be waived, in Lender’s sole and absolute discretion): (i) no Event of Default has occurred and is continuing hereunder, (ii) the insurance coverage for the Property is included in a blanket policy insuring multiple properties and held by Borrower or an entity that Controls Borrower, which blanket policy is acceptable to Lender in its sole discretion, (iii) Borrower binds all applicable insurance prior to the then current expiration date of the blanket policy described in clause (ii) hereof, (iv) Guarantor shall satisfy all net worth and liquidity covenants set forth in the Guaranty and the Completion Guaranty (if any), and (v) Borrower provides Lender evidence of renewal policies prior to the then current expiration date of the applicable policy (the conditions contained in the foregoing clauses (i) through (v), collectively, the “Insurance Escrow Funds Waiver Conditions”). If, at any time, Borrower fails to meet any of the Insurance Escrow Funds Waiver Conditions (and Lender has not opted to waive such condition in its sole and absolute discretion), commencing with the next applicable Payment Date and continuing on each Payment Date until such time as all Insurance Escrow Funds Waiver Conditions have again been met, Borrower shall deposit an amount equal to the product of (x) the resulting fraction where (A) the numerator is one (1), and (B) the denominator is the number of Payment Dates then remaining in the then current calendar year, and (y) the amount of Insurance Premiums that Lender reasonably estimates will be payable to obtain and subsequently retain policies of insurance which meet the requirements of Section 6.1 hereof. In addition to the foregoing, if Borrower fails to renew the policy or policies described in clause (ii) hereof by the date which is seven (7) days prior to the expiration thereof, Borrower agrees to notify Lender of such failure, and to keep Lender reasonably apprised of all developments in connection therewith, and if, following such notice, Lender reasonably believes that Borrower will be unable to bind the policy or policies described in clause (ii) prior to the expiration thereof, then Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of insurance coverage as provided in or required pursuant to Section 6.1 hereof. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate.

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7.1.2     Disbursements from Tax and Insurance Escrow Funds. Provided no Default or Event of Default has occurred and is continuing, Lender will apply the Tax and Insurance Escrow Funds to payments of Property Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Security Instrument. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Property Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Tax, assessment, sale, forfeiture, Tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Property Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Account. Any amount remaining in the Tax and Insurance Escrow Account after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Property Taxes and Insurance Premiums by the due dates thereof, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Property Taxes and/or thirty (30) days prior to the expiration of the Policies, as the case may be.

Section 7.2            PIP Work Reserve Account. Borrower has established on the date hereof an account into which amounts may be deposited pursuant to the terms and provisions of Section 2.5.7 hereof (the “PIP Work Reserve Account”; amounts so deposited being hereinafter referred to as the “PIP Work Reserve Funds”). At Lender’s option, the PIP Work Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. Amounts on deposit in the PIP Work Reserve Account shall be disbursed to Borrower for Approved CapEx Expenses related to the PIP Work in accordance with the same terms and conditions for the disbursement of Future Advances set forth in Section 2.5.1, as if incorporated herein, mutatis mutandis (although Borrower shall not be required to obtain the applicable ALTA 33-06 Disbursement Endorsement with respect to each draw). Borrower (i) hereby grants to Lender a first priority security interest in the PIP Work Reserve Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the PIP Work Reserve Account, including, without limitation, the execution of any account control agreement required by Lender. Borrower will not in any way alter, modify or close the PIP Work Reserve Account and will notify Lender of the account number thereof. All monies now or hereafter deposited into the PIP Work Reserve Account shall be deemed additional security for the Obligations. All sums on deposit in the PIP Work Reserve Account shall be disbursed to Borrower upon the earliest to occur of (i) payment in full of the Debt, (ii) the release of the Lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement or (iii) Completion of the PIP Work.

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Section 7.3            Special Incentive Fee Reserve Funds. Borrower has established on the date hereof an account into which $125,000 has been deposited (the “Special Incentive Fee Reserve Account”; amounts so deposited being hereinafter referred to as the “Special Incentive Fee Reserve Funds”). At Lender’s option, the Special Incentive Fee Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. Upon Lender’s receipt of a certification from Borrower and satisfactory evidence that the “Special Incentive Fee” (as such term is defined in the Management Agreement in effect on the Closing Date) is due and payable to Manager, and so long as no Event of Default shall have occurred and be continuing, Lender shall disburse the Special Incentive Fee Reserve Funds to Borrower to pay such Special Incentive Fee. Notwithstanding anything to the contrary contained herein, in the event Borrower does not Transfer the Property to a KSL Transferee and Borrower provides Lender with satisfactory evidence that the term of the Management Agreement has been extended for at least one (1) year or Borrower has entered into a Replacement Management Agreement with a term of at least one (1) year, then so long as no Event of Default has occurred and is continuing, Lender shall disburse the Special Incentive Fee Reserve Funds to Borrower.

Section 7.4            Intentionally Omitted.

Section 7.5            Intentionally Omitted.

Section 7.6            FF&E Reserve Funds.

7.6.1     Deposits of FF&E Reserve Funds. Borrower shall deposit with or on behalf of Lender on each Payment Date an amount equal to the greater of (x) four percent (4.0%) of the Rents for the Property for the prior month and (y) the monthly FF&E reserve required under Section 11.2B of the Franchise Agreement (the “FF&E Reserve Monthly Deposit”) for the repair and replacement of the FF&E (such FF&E, collectively, the “FF&E Work”) that may be incurred following the date hereof, which amounts shall be transferred into an Account established for such purpose (the “FF&E Reserve Account”). Amounts deposited from time to time into the FF&E Reserve Account pursuant to this Section 7.6.1 shall hereinafter be referred to as the “FF&E Reserve Funds”. At Lender’s option, the FF&E Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution.

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7.6.2     Release of FF&E Reserve Funds. Lender shall make disbursements from the FF&E Reserve Funds for the cost of Approved FF&E Expenditures incurred by Borrower upon satisfaction by Borrower of each of the following conditions with respect to each such disbursement: (a) Borrower shall submit Lender’s standard form of draw request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made, which request shall specify the Approved FF&E Expenditures to be paid and shall be accompanied by copies of paid invoices for the amounts requested; (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured; and (c) Lender shall have received (i) an Officer’s Certificate from Borrower (A) stating that the items to be funded by the requested disbursement for Approved FF&E Expenditures, and a description thereof, (B) stating that all Approved FF&E Expenditures to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and, to the extent applicable, the Franchise Agreement, (C) identifying each Person that supplied materials or labor in connection with the Approved FF&E Expenditures to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Approved FF&E Expenditures to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of FF&E Reserve Funds have been used to pay the previously identified Approved FF&E Expenditures, and (G) stating that all outstanding trade payables relating to the Approved FF&E Expenditures (other than those to be paid from the requested disbursement) have been paid in full; (ii) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Approved FF&E Expenditures and not previously delivered to Lender; (iii) if required by Lender for requests in excess of Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate, lien waivers or other evidence of payment satisfactory to Lender and releases from all parties furnishing materials and/or services in connection with the requested payment; (iv) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens other than Permitted Encumbrances; and (v) such other evidence as Lender shall reasonably request to demonstrate that the Approved FF&E Expenditures to be funded by the requested disbursement has been completed and paid for or will be paid upon such disbursement to Borrower. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than Twenty Five Thousand and No/100 Dollars ($25,000.00) per disbursement. Lender may require an inspection of the Property or any portion thereof at Borrower’s expense prior to making a monthly disbursement in order to verify completion of improvements in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for which reimbursement is sought.

7.6.3     Balance in the FF&E Reserve Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.7            Excess Cash Reserve Funds. Upon the occurrence and during the continuance of a Cash Trap Period, all Excess Cash shall be collected by Lender and all such amounts shall be held by Lender as additional security for the Obligations (amounts so held shall be hereinafter referred to as the “Excess Cash Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Excess Cash Reserve Account”). At Lender’s option, the Excess Cash Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. At such time as any Cash Trap Period shall end, any funds held in the Excess Cash Reserve Account shall be returned to Borrower.

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Section 7.8            Reserve Funds, Generally.

(a)     Borrower (i) hereby grants to Lender a first priority security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment and performance of the Obligations and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Reserve Funds, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations.

(b)     Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion.

(c)     Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(d)     The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. No earnings or interest on the Reserve Funds shall be payable to Borrower. Neither Lender nor any Servicer that at any time holds or maintains the Reserve Funds shall have any obligation to keep or maintain such Reserve Funds or any funds deposited therein in interest bearing accounts. If Lender or any Servicer elects in its sole and absolute discretion to keep or maintain any Reserve Funds or any funds deposited therein in an interest bearing account, (i) such funds shall not be invested except in Permitted Investments, and (ii) all interest earned or accrued thereon shall be for the benefit of Borrower and credited to the Cash Management Account. Lender shall not be responsible and shall have no liability whatsoever for the rate of return earned or losses incurred on the investment of any Reserve Funds in Permitted Investments.

(e)     Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, other than any actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses arising from the gross negligence or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim, unless an Event of Default has occurred and remains uncured.

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(f)     Upon indefeasible payment in full of the Obligations, all Reserve Funds then being held shall be returned to Borrower.

ARTICLE VIII

DEFAULTS

Section 8.1            Event of Default.

(a)        Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)        if any portion of the Debt is not paid when due (including, without limitation, the failure of Borrower to repay the entire outstanding principal balance of the Note in full on the Maturity Date) or any other amount under Section 2.7.2(b)(i) through (vi) is not paid in full on each Payment Date (unless during any Cash Trap Period sufficient funds are available in the relevant subaccount on the applicable date); provided, however, that Borrower shall have a five (5) day grace period following the date when due for all payments that are not due on a Payment Date;

(ii)        if any of the Property Taxes or Other Charges are not paid when the same are due and payable (unless Lender is paying such Property Taxes pursuant to Section 7.1), subject to the provisions of Section 5.1.2 hereof;

(iii)        if the Policies are not kept in full force and effect, or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor; provided, however, there shall be no Event of Default under this Section 8.1(a)(iii) if: (x) sufficient funds exist in the Tax and Insurance Escrow Account to pay all premiums and any other amounts owing with respect to such Policies, and (y) in violation of this Agreement, Lender fails to release such funds in order to pay same;

(iv)        if Borrower Transfers or otherwise encumbers any portion of the Property or the Collateral in violation of the provisions of this Agreement, or Article 6 (Due on Sale/Encumbrance) of the Security Instrument or any Transfer is made in violation of the provisions of Section 5.2.10 hereof;

(v)        if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;

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(vi)        if the representation and warranty contained in Section 4.1.37 regarding the tax classification of each of Borrower and Guarantor as either a Disregarded Entity or a partnership is false or misleading at any time;

(vii)        if Borrower, Principal or Guarantor shall (i) make an assignment for the benefit of creditors or (ii) generally not be paying its debts as they become due;

(viii)        if a receiver, liquidator or trustee shall be appointed for Borrower or Principal or if Borrower or Principal, as applicable, shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Principal, as applicable, or if any proceeding for the dissolution or liquidation of Borrower or Principal, as applicable, shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Principal, as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(ix)        if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety  (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x)        if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(xi)        if Borrower breaches any representation, warranty or covenant contained in Sections 4.1.30, 5.3, or 5.6, or any of its negative covenants contained in Section 5.2 or any covenant contained in Section 5.1.11 hereof unless, (1) with respect to a breach of Sections 4.1.30, 5.2.2, 5.2.5, or 5.2.12, such breach was not intentional, is susceptible of being cured, and is so cured within ten (10) days of notice of such breach from Lender or (2) with respect to a breach of Section 5.1.11, such breach was not intentional, is susceptible of being cured, and is so cured within (5) days of notice (which may be via email) of such breach from Lender or Servicer;

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(xii)        with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii)        if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, unless such matter is cured in a timely manner;

(xiv)        if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Borrower thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and Borrower fails to comply with Section 5.1.23 hereof;

(xv)        if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) days after written notice to Borrower from Lender;

(xvi)        if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) through (xv) above or (xvii) through (xix) below, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

(xvii)        if Borrower fails to obtain or maintain an Interest Rate Cap Agreement or Replacement thereof in accordance with Section 2.8 and/or Section 2.9 hereof;

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(xviii)    if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) which permits the Franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement) and the Franchisor has taken any action (including sending a notice) to so terminate or cancel the Franchisor Agreement (or any successor franchise agreement);

(xix)       if a material default has occurred and continues beyond any applicable cure period under the Operating Lease; or

(xx)        if there shall be default under any of the other Loan Documents not specified in clauses (i) through (xix) above, beyond any applicable cure periods contained in such documents, if any, whether as to Borrower, Guarantor, any Restricted Party, the Property or any other Person, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt in accordance with the Loan Documents.

(b)     Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (a)(vii), (a)(viii) or (a)(ix) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (a)(vii), (a)(viii) or (a)(ix) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

8.1.2     Remedies.

(a)        Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

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(b)       With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the Debt as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c)        Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents.

(d)       Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

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(e)        If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Subject to Tenant’ rights under the Leases, Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Property to cure such Event of Default, and Lender is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Property or any portion thereof or the priority of the Lien granted by the Security Instrument.

(f)         Lender may appear in and defend any action or proceeding brought with respect to the Property or any portion thereof and may bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its interest in the Property. Lender shall, at its option, be subrogated to the Lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

(g)        As used in this Section 8.1.1, a “foreclosure” shall include, without limitation, a power of sale.

8.1.3     Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

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ARTICLE IX

SPECIAL PROVISIONS

Section 9.1            Transfer of Loan.

(a)        Lender may, at any time, sell, transfer or assign the Loan or any portion thereof (including, without limitation, this Agreement, the Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto), or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (such sales, transfers, assignments, participations, offerings and/or placements, collectively, a “Securitization”) (provided, however, that so long as no Event of Default has occurred and is continuing, no such Securitization shall be to a Prohibited Transferee). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more securitizations. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable, including, without limitation, financial statements relating to Borrower, Guarantor, the Property and any Tenant at the Property. Borrower irrevocably waives any and all rights it may have under law or in equity to prohibit such disclosure, including but not limited to any right of privacy. Any assignee shall be treated as a Lender for all purposes hereunder. Any purchaser of a participation interest shall be entitled to the benefits of Section 2.10.1 and Section 2.11 as if it were a Lender hereunder (subject to the requirements and limitations therein, including the requirements under Section 2.11(e) (it being understood that the documentation required under Section 2.11(e) shall be delivered to the participating Lender).

(b)        Register. Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its office a register for the recordation of the names and addresses of any party to whom it assigns a portion of the Loan (for purposes of this Section 9.1(b) and Section 9.1(c), each a “Lender” and collectively, the “Lenders”), and principal amounts (and stated interest) of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and Borrower and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)        Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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Section 9.2           Cooperation. Borrower, agrees (and agrees to cause Guarantor) to cooperate with Lender (and agrees to cause their respective officers and representatives to cooperate) in connection with any transfer made or any Securities created pursuant to this Article IX, including, without limitation, the taking, or refraining from taking, of such action as may be necessary to satisfy all of the conditions of any Investor, the delivery of an estoppel certificate required in accordance with Section 5.1.15 hereof and such other documents as may be reasonably requested by Lender, and the execution of amendments to this Agreement, the Note, the Security Instrument and other Loan Documents and Borrower’s organizational documents as reasonably requested by Lender; provided that (i) Lender shall pay all of Borrower’s actual out-of-pocket costs and reasonable expenses in connection with Borrower’s obligations under this Section 9.2 and (ii) no changes to the Loan Documents shall be required which will result in an increase in the aggregate debt or monthly debt service payments (or otherwise increase Borrower’s or Guarantor’s obligations or liabilities under the Loan Documents (other than, in each case, administratively or in a de minimis respect)). Borrower shall also furnish and Borrower and Guarantor consent to Lender furnishing to such Investors or prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower and Guarantor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or participations or Securities and shall indemnify the Indemnified Parties against, and hold the Indemnified Parties harmless from, any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which any such Indemnified Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in a Disclosure Document or arise out of or are based upon the omission to state therein a material fact required to be stated in the Disclosure Document or necessary in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and agreeing to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by each of them in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under this Section 9.2 only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have and shall survive the termination of the Security Instrument and the satisfaction and discharge of the Debt.

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Section 9.3           Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and/or trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set up fees or any other initial costs relating to or arising under the Servicing Agreement, nor shall Borrower be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer or trustee in respect of the protection and preservation of the Property or any portion thereof (including, without limitation, on account of Basic Carrying Costs), (b) all costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees payable by Lender to Servicer which may be due and payable under the Servicing Agreement (whether on a periodic or a continuing basis) as a result of an Event of Default under the Loan, the Loan becoming specially serviced, the commencement or continuance of any enforcement action of any kind with respect to the Loan or any of the Loan Documents, a refinancing or a restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents, or any Bankruptcy Action involving Borrower, Principal, Guarantor or any of their respective principals or Affiliates, (c) all costs and expenses of any Property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement), and (d) all costs and expenses relating to or arising from any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, defeasance, assumption or modification of the Loan.

Section 9.4            Restructuring of Loan.

(a)        Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to restructure the Loan into additional multiple notes (which may include component notes and/or senior and junior notes), to re-allocate principal among component notes and/or senior and junior notes and/or to create participation interests in the Loan, which restructuring may include the restructuring of a portion of the Loan to one or more of the foregoing or to one or more mezzanine loans (the “New Mezzanine Loan”) to the direct or indirect owners of the equity interests in Borrower, secured by a pledge of such interests, the establishment of different interest rates and debt service payments for the Loan, and the New Mezzanine Loan and the payment of the Loan, and the New Mezzanine Loan in such order of priority as may be designated by Lender; provided that (i) the total principal amounts of the Loan (including any component notes), and the New Mezzanine Loan shall equal the total principal amount of the Loan immediately prior to the restructuring, (ii) except in the case of the occurrence of an Event of Default or a default beyond all notice and cure periods under the New Mezzanine Loan, or of a Casualty or Condemnation that results in the payment of principal under the Loan and/or the New Mezzanine Loan, the weighted average interest rate and all other fees and economic terms of the Loan and the New Mezzanine Loan, if any, shall, in the aggregate, equal the Interest Rate and other fees and economic terms as in effect on the Closing Date, and (iii) except in the case of the occurrence of an Event of Default and/or a default beyond all notice and cure periods under the New Mezzanine Loan, or of a Casualty or Condemnation that results in the payment of principal under the Loan and/or the New Mezzanine Loan, the aggregate debt service payments on the Loan and the New Mezzanine Loan and all other fees and economic terms shall equal the aggregate debt service payments and other fees and economic terms which would have been payable under the Loan had the restructuring not occurred. Without in any way limiting Lender’s other rights hereunder, Lender shall have the right, in its sole and absolute discretion, at any time, to convert a portion of the Loan into a preferred equity investment (the “Preferred Equity Investment”). The Preferred Equity Investment shall be structured so that an Affiliate of Lender and Affiliate of Borrower are the preferred equity member and common member, respectively, of an entity that is sole member of Borrower, but otherwise will be structured on the same terms and conditions as though it were a New Mezzanine Loan (but without an equity pledge). The Preferred Equity Investment shall be treated as debt for federal income tax purposes.

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(b)        Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Note, the Loan and/or to create a New Mezzanine Loan, if applicable, and shall, upon thirty (30) Business Days’ written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (i) execute and deliver such documents, including, without limitation, in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (ii) cause Borrower’s counsel to deliver such legal opinions, and (iii) create such a bankruptcy remote borrower under the New Mezzanine Loan as, in each of the cases of clauses (i), (ii) and (iii) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of this Agreement, the Security Instrument and the other Loan Documents if requested; provided, however, that following any such amendments required by Lender (A) the total principal amounts of the Loan (including any component notes), and the New Mezzanine Loan shall equal the total principal amount of the Loan immediately prior to the restructuring, (B) except in the case of the occurrence of an Event of Default or a default beyond all notice and cure periods under the New Mezzanine Loan, or of a Casualty or Condemnation that results in the payment of principal under the Loan and/or the New Mezzanine Loan, the weighted average interest rate and all other fees and economic terms of the Loan and the New Mezzanine Loan, if any, shall, in the aggregate, equal the Interest Rate and other fees and economic terms as in effect on the Closing Date, and (C) except in the case of the occurrence of an Event of Default and/or a default beyond all notice and cure periods under the New Mezzanine Loan, or of a Casualty or Condemnation that results in the payment of principal under the Loan and/or the New Mezzanine Loan, the aggregate debt service payments on the Loan and the New Mezzanine Loan and all other fees and economic terms shall equal the aggregate debt service payments and other fees and economic terms which would have been payable under the Loan had the restructuring not occurred.

(c)        Lender shall pay all of its and Borrower’s actual out-of-pocket costs and reasonable expenses incurred in connection with the transactions contemplated by this Section 9.4.

(d)        In the event Borrower fails to execute and deliver such documents described in this Section 9.4 to Lender within thirty (30) days following such written notice by Lender, and Lender sends a second notice to Borrower with respect to the delivery of such documents containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “POWER OF ATTORNEY IN FAVOR OF LENDER DEEMED EFFECTIVE FOR EXECUTION AND DELIVERY OF DOCUMENTS IF NO RESPONSE WITHIN 30 DAYS”, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof, if Borrower fails to execute and deliver such documents within ten (10) Business Days of delivery of such second notice. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.4 after the expiration of ten (10) Business Days after delivery of the second notice thereof.

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ARTICLE X

MISCELLANEOUS

Section 10.1         Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid, unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender.

Section 10.2           Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3           Governing Law.

(a)        THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE ATTACHMENT, CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE SECURITY INSTRUMENT AND THE ASSIGNMENT OF LEASES IN FAVOR OF LENDER IN RESPECT OF RENTS, REAL PROPERTY AND/OR PERSONAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTE AND THE LOAN AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE LOAN, AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT OR THE ATTACHMENT, CREATION, PERFECTION, OR ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE SECURITY INSTRUMENT AND THE ASSIGNMENT OF LEASES MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK OR HAWAII, INCLUDING WITHOUT LIMITATION, ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF NEW YORK AND/OR IN THE COUNTY IN WHICH THE REAL PROPERTY ENCUMBERED BY THE SECURITY INSTRUMENT IS LOCATED AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

THE LIGHTSTONE GROUP LLC
460 PARK AVENUE, 13TH FLOOR
NEW YORK, NEW YORK 10022
ATTN: JOSEPH E. TEICHMAN

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING INCLUDING WITHOUT LIMITATION THOSE IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.

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Section 10.4           Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective, unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5           Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6           Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	TH Commercial Mortgage LLC
c/o Two Harbors Investment Corp.
601 Carlson Parkway, Suite 1400
Minnetonka, Minnesota 55305
Attention: General Counsel
Facsimile No.: (612) 629-2501

With a copy to:	Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York, 10112
Attention: Carolyn Sullivan, Esq.
Email: Carolyn.Sullivan@haynesboone.com

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If to Borrower:	c/o Behringer Harvard
The Lightstone Group
460 Park Avenue
New York, NY 10022
Attention: Alan Liu and Tom Kennedy
Facsimile No.: 212-751-2494

With a copy to:	JMI Realty LLC
111 Congress Avenue, Suite 2600
Austin, Texas 78701
Attention: Gregory W. Clay and Bryant Burke, Esq.
Facsimile No.: (858) 350-1874

And a copy to:	The Lightstone Group
1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701
Attention: Joseph E. Teichman, Esq.
Facsimile No.: (732) 612-1444

And a copy to:	Eckert Seamans Cherin & Mellott, LLC
600 Grant Street, 44th Floor
Pittsburgh, Pennsylvania 15219
Attention: Timothy Q. Hudak, Esq.
Facsimile No.: (412) 566-6099

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming; provided, however, if such telecopy is sent at any time other than normal business hours on a Business Day at the location of receipt, same shall be deemed delivered on the next Business Day. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall be deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer.

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Section 10.7          Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8         Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10        Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11       Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12       Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim.

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Section 10.13        Expenses; Indemnity

(a)        Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or any portion thereof); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third-party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property or any portion thereof, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or any portion thereof (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents), or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.3; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or as otherwise expressly provided in Section 9.4 hereof. Any cost and expenses due and payable to Lender may be paid from any amounts in the Clearing Account or the Cash Management Account, as applicable.

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(b)        Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (the liabilities, losses, costs, expenses and other matters described in this subparagraph (b), collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to an Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c)        Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

(d)        Borrower shall indemnify, defend and hold harmless each Indemnified Party against any Losses to which each such Indemnified Party may become subject (i) in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities and (ii) insofar as such Losses so incurred arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrower or Guarantor to the Rating Agencies, if any (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading, except to the extent such Losses arise from the gross negligence or willful misconduct of such Indemnified Party.

Section 10.14       Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15       Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses, which are unrelated to such documents that Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16        No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)     Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

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(b)     This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17        Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public that refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates, shall be subject to the prior approval of Lender.

Section 10.18       Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19       Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

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Section 10.20        Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and those of any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments that may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21       Brokers and Financial Advisors. Other than the payment of any and all commissions or similar fees owed to Jones Lang LaSalle Americas, Inc. (the “Broker”) in connection with the transactions contemplated by this Agreement, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by Broker or any other Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22       Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between (or on behalf of) such parties, whether oral or written, including, without limitation, the non-binding term sheet dated April 7, 2017 between Pine River Capital Management L.P. (an Affiliate of Lender) and Borrower are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23       Cumulative Rights. All of the rights of Lender under this Agreement and under each of the other Loan Documents, and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.

Section 10.24       Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart that is executed by the party against whom enforcement of this Agreement is sought.

Section 10.25       Time Is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.

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Section 10.26       Consent of Holder. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or Servicer, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or Servicer from time to time and determinations made by such trustee or Servicer to the extent identified as within the delegated authority of such trustee or Servicer, unless and until such instructions are superseded by further written instructions from the holder of the Loan.

Section 10.27       Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.

Section 10.28       Performance by Borrower and Lender; Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement. Wherever this Agreement refers to Borrower’s obligation to cause action by the Guarantor or the Manager regarding the observance, performance or satisfaction of any term, provision, covenant or condition contained herein, such obligation with respect to Borrower shall be interpreted to mean that Borrower shall not suffer or permit such party to fail to observe, perform or satisfy any such term, provision or covenant contained herein.

Section 10.29        Reserved.

Section 10.30       Joint and Several Liability; Right of Contribution. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several. Each entity that constitutes Borrower (for purposes of this Section 10.30 only, each a “Borrower” and collectively, “Borrowers”) acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a)       For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

(b)       To induce Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Lender by any Borrower or by any other Person arising from or incurred by reason of reliance by Lender on any requests or instructions from any Borrower.

(c)        Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure the Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

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(i)            agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(ii)           agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(iii)          accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(iv)          accept partial payments on the Obligations;

(v)            receive and hold additional security or guaranties for the Obligations or any part thereof;

(vi)          release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine;

(vii)         release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof; or

(viii)        settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, or under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof with respect to all or any part of the Obligations.

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(d)        Upon the occurrence of and during the continuance of any Event of Default, Lender may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Lender, in connection with Lender’s efforts to obtain repayment of the Loan and Other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Lender may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Lender’s efforts to obtain repayment of the Loan and other Obligations. Lender may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Lender, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing among any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Lender hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations, which thereafter shall be required to be restored or returned by Lender as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its Obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Lender to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Lender to give notice of sale or other disposition of any Collateral for the Obligations to Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Lender to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of Lender to file or enforce a claim in any bankruptcy or similar proceeding with respect to any Person, (x) the election by Lender, in any bankruptcy or similar proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code except to the extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy or similar proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Lender securing the Obligations for any reason, or (xv) any bankruptcy or similar proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding.

138

(e)        Borrowers represent and warrant to Lender that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Lender during the life of this Agreement. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

(f)        EACH BORROWER WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY DEFENSE WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS THAT EACH OTHERWISE MAY HAVE AGAINST THE OTHER, AGAINST LENDER OR OTHERS, OR AGAINST ANY COLLATERAL. IF ANY OF THE WAIVERS OR CONSENTS HEREIN IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS AND CONSENTS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

[The Remainder of the Page is Intentionally Blank]

139

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

OWNER BORROWER:

KAUAI COCONUT BEACH, LLC,
a Delaware limited liability company

By:
Name:	Gregory W. Clay
Title:	Senior Vice President

OPERATOR BORROWER:

KAUAI COCONUT BEACH OPERATOR, LLC, a Delaware limited liability company

By:
Name:	Gregory W. Clay
Title:	Senior Vice President

LENDER:

TH COMMERCIAL MORTGAGE LLC,
a Delaware limited liability company

By:
Name:
Title:

140

SCHEDULE I

[List of Leases]

1.	Lease dated as of April 27, 2005 between Kauai Coconut Beach Operator, LLC (successor-in-interest to PK Holdings, LLC) and Hawaiian Rainforest LLC.

2.	License Agreement dated November 30, 2012 between Kauai Coconut Beach Operator, LLC and Activity Information Center, Inc.

SCHEDULE II

[required repairs]

Inspect fire extinguishers, as more particularly described under “Fire and Life Safety” in the Property Condition Report.

SCHEDULE III

[Borrower Organizational Chart]

[Attached]

SCHEDULE IV

[Deposit Amounts]

Initial Tax Deposit:	$144,569.08

Initial Insurance Premiums Deposit:	$0

SCHEDULE V

[federal tax identification numbers]

1.     Borrower:

(a)     Kauai Coconut Beach, LLC: 27-3565726

(b)     Kauai Coconut Beach Operator, LLC: 27-3565837

2.     Guarantor:

(a)     JMI Realty LLC: 33-0983524

(b)     Behringer Harvard Opportunity REIT II, Inc.: 20-8198863

SCHEDULE VI

[REA]

1.	Amendment and Restatement of Declaration of Easements and Covenants, dated February 25, 1993, and recorded March 19, 1993 in the Office of the Assistant Registrar of the Land Court of the State of Hawaii, as Document No. 2007394, as amended by that certain First Amendment to the Amended and Restated Declaration of Easements and Covenants and Consent, dated December 9, 2003, and recorded June 21, 2004 in the Office of the Assistant Registrar of the Land Court of the State of Hawaii, as Document No. 3124940.

2.	Declaration of Covenants and Restrictions, dated December 14, 2004, and recorded December 14, 2004 in the Office of the Assistant Registrar of the Land Court of the State of Hawaii, as Document No. 3206663.

SCHEDULE VII

[amortization schedule]

Amortization Month	Payment Date	Principal Due	Loan Balance
1	6/9/2020	$(36,066)	$43,963,934
2	7/9/2020	$(36,277)	$43,927,657
3	8/9/2020	$(36,488)	$43,891,168
4	9/9/2020	$(36,701)	$43,854,467
5	10/9/2020	$(36,915)	$43,817,552
6	11/9/2020	$(37,131)	$43,780,421
7	12/9/2020	$(37,347)	$43,743,074
8	1/9/2021	$(37,565)	$43,705,508
9	2/9/2021	$(37,784)	$43,667,724
10	3/9/2021	$(38,005)	$43,629,719
11	4/9/2021	$(38,226)	$43,591,493
12	5/9/2021	$(38,449)	$43,553,044
13	6/9/2021	$(38,674)	$43,514,370
14	7/9/2021	$(38,899)	$43,475,471
15	8/9/2021	$(39,126)	$43,436,345
16	9/9/2021	$(39,354)	$43,396,990
17	10/9/2021	$(39,584)	$43,357,406
18	11/9/2021	$(39,815)	$43,317,591
19	12/9/2021	$(40,047)	$43,277,544
20	1/9/2022	$(40,281)	$43,237,263
21	2/9/2022	$(40,516)	$43,196,748
22	3/9/2022	$(40,752)	$43,155,996
23	4/9/2022	$(40,990)	$43,115,006
24	5/9/2022	$(41,229)	$43,073,777

SCHEDULE VIII

[Litigation]

Eugene D. Martin, et al., v. Marriott International, Inc., et al., Case No. 5CC161000135, filed September 12, 2016

SCHEDULE IX

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Loan Agreement dated as of May 8, 2017 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among KAUAI COCONUT BEACH, LLC and KAUAI COCONUT BEACH OPERATOR, LLC, and TH COMMERCIAL MORTGAGE LLC (or its successors and assigns).

Pursuant to the provisions of Section 2.11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has provided Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) upon Borrower’s request the undersigned shall furnish Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[LENDER SIGNATURE BLOCK]

By:

Name:

Title:

Date: _____________ _____, 20[  ]

SCHEDULE X

[PIP WORK]

[Attached]

SCHEDULE XI

[PROHIBITED TRANSFEREE]

1.	Cerberus Capital Management and its Affiliates

2.	Five Mile Capital Partners LLC and its Affiliates